SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Campbell Soup Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Campbell Soup Company

1 Campbell Place
Camden, New Jersey 08103-1799
856-342-4800

October 12, 2004

Notice of Annual Meeting of Shareowners

Thursday, November 18, 2004

3:00 p.m., Eastern Time
Wyndham Reading Hotel
100 North Fifth Street
Reading, Pennsylvania 19601

AGENDA

1. Elect Directors.

2. Ratify Appointment of Auditors.

3. Re-Approve Campbell Soup Company Annual Incentive Plan.

4. Transact any other business properly brought before the meeting.

      Shareowners of record at the close of business on September 21, 2004 will be entitled to vote.

      Your vote is important. In order to have as many shares as possible represented, kindly SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR VOTE BY PHONE OR THE INTERNET (see instructions on the proxy card).

By Order of the Board of Directors,

John J. Furey
Vice President and Corporate Secretary

Important

      Please note that a ticket is required for admission to the meeting. If you plan to attend and shares are registered in your name as of September 21, 2004, please check the appropriate box on your proxy card or when voting on the Internet or indicate when prompted if voting by telephone. A ticket of admission will be forwarded to you. If your shares are held in the name of a broker or other nominee, please follow the instructions on page 30 to obtain an admission ticket.

*  Denotes items to be voted on at the meeting.
      Note: Shareowners may receive a copy of the Company’s annual Form 10-K report without charge by:

(1)	writing to Investor Relations, Campbell Soup Company, 1 Campbell Place, Camden, NJ 08103-1799;
(2)	calling 1-888-SIP-SOUP (1-888-747-7687); or
(3)	leaving a message on Campbell’s home page at www.campbellsoupcompany.com.
      Note: Shareowners may elect to receive future distributions of Annual Reports and Proxy Statements by electronic delivery and vote Campbell shares on-line. To take advantage of this service you will need an electronic mail (e-mail) account and access to an Internet browser. To enroll go to www.econsent.com/cpb and scroll down to Registered Stockholder. You will be asked to enter your Account Number, which is printed on your dividend check or Dividend Reinvestment Statement.

ITEM 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” ALL Nominees

      The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of Directors of the Company shall be sixteen. The directors are to be elected to hold office until the next Annual Meeting of the Shareowners and until their successors are elected and shall have qualified. Directors are elected by a plurality of the votes cast. Except as otherwise specified in the proxy, proxies will be voted for election of the nominees named below.

      George Sherman has decided to retire from the Board effective November 18, 2004. The remaining 15 current Directors are standing for reelection, along with a new nominee, John Brock.

      If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board of Directors. Management knows of no reason why any nominee shall be unable or unwilling to serve.

      The following table sets forth certain information concerning the nominees at October 1, 2004:

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

John F. Brock	(1) Chief Executive Officer of InBev n.v.-s.a., since February 2003. Previously Chief Operating Officer of Cadbury Schweppes, plc. from 1999-2002. (2) Director of Reed Elsevier, plc.	56	New Nominee

Edmund M. Carpenter	(1) President and Chief Executive Officer of Barnes Group, Inc. since December 1998. Previously Senior Managing Director of Clayton Dubilier & Rice. Former Chairman and Chief Executive Officer of General Signal Corporation. (2) Director of Barnes Group, Inc., and Dana Corporation.	62	1990

Paul R. Charron	(1) Chairman and Chief Executive Officer of Liz Claiborne Inc. since 1996. (2) Director of Liz Claiborne Inc.	62	2003

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

Douglas R. Conant	(1) President and Chief Executive Officer of Campbell Soup Company since January 2001. Previously President of Nabisco Foods Company. (2) Director of Applebee’s International, Inc.	53	2001

Bennett Dorrance	(1) Private investor and Chairman and Managing Director of DMB Associates in Phoenix, Arizona. (2) Director of Insight Enterprises, Inc.	58	1989

Kent B. Foster	(1) Chairman and Chief Executive Officer of Ingram Micro, Inc. since May 2000. Previously President of GTE Corp. (2) Director of Ingram Micro, Inc., J.C. Penney Company, Inc. and New York Life Insurance Company.	61	1996

Harvey Golub	(1) Chairman-elect of Campbell Soup Company, effective November 19, 2004. Retired Chairman and Chief Executive Officer of American Express Company (1993-2001). (2) Director of Dow Jones & Company, Inc.	65	1996

Randall W. Larrimore	(1) Non-executive Chairman of Olin Corporation since April 2003. Retired President and Chief Executive Officer of United Stationers Inc. (1997-2003). (2) Director of Olin Corporation.	57	2002

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

Philip E. Lippincott	(1) Former Chairman of Campbell Soup Company (1999-2001). Retired Chairman and Chief Executive Officer of Scott Paper Company (1983-1994). (2) Director of Exxon Mobil Corporation. Trustee of The Penn Mutual Life Insurance Company.	68	1984

Mary Alice D. Malone	(1) Private investor and President of Iron Spring Farm, Inc.	54	1990

David C. Patterson	(1) Founder and Chairman, Brandywine Trust Company since 1989.	56	2002

Charles R. Perrin	(1) Non-executive Chairman of Warnaco Group, Inc. since March 2004. Retired Chairman and Chief Executive Officer of Avon Products, Inc. (1998-1999). Former Chairman and Chief Executive Officer of Duracell International, Inc. (1994-1996). (2) Director of Warnaco Group, Inc.	59	1999

Donald M. Stewart	(1) President of the Chicago Community Trust since July 2004. Previously President and Chief Executive of the Chicago Community Trust (2000-2004). Previously Senior Program Officer of the Carnegie Corporation (1999-2000). Previously President and Chief Executive Officer of The College Board. (2) Director of The New York Times Company and Sotheby’s Holdings, Inc.	66	1992

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

George Strawbridge, Jr.	(1) Private investor and President of Augustin Corporation.	66	1988

Les C. Vinney	(1) President and Chief Executive Officer of STERIS Corporation since 2000. Previously Senior Vice President, Finance and Operations, of STERIS. Former Senior Vice President and Chief Financial Officer of the B.F. Goodrich Company. (2) Director of STERIS Corporation.	55	2003

Charlotte C. Weber	(1) Private investor and President and Chief Executive Officer of Live Oak Properties.	61	1990

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information regarding beneficial ownership of Campbell’s Capital Stock, as of September 21, 2004 of each Director, the Company’s six most highly compensated executives and the Directors and Executive Officers as a group, and also sets forth Campbell stock units credited to the individual’s deferred compensation account. The account reflects the election of the individuals to defer previously earned compensation and pending awards of restricted stock into Campbell stock units. The individuals are fully at risk as to the price of Campbell stock in their deferred stock accounts. Additional stock units are credited to the accounts to reflect accrual of dividends. The stock units do not carry any voting rights. Unrestricted deferred Campbell stock units are included in calculating the stock ownership required by the Company for directors and executives.

		Vested	Aggregate
		Options	Number of		Total
		As of	Shares	Campbell	Number of
		November 21,	Beneficially	Stock	Shares and
Name	Number of Shares	2004	Owned(a)	Deferred	Deferred Stock

John F. Brock	—	—	—	—	—

Edmund M. Carpenter	9,102	38,917	48,019	13,388	61,407

Paul R. Charron	1,000	—	1,000	1,445	2,445

Douglas R. Conant	10,843	2,654,200	2,665,043	232,104	2,897,147

Bennett Dorrance	51,206,730	35,334	51,242,064	9,877	51,251,941

Kent B. Foster	—	32,539	32,539	16,202	48,741

Harvey Golub	4,000	22,847	26,847	23,099	49,946

Randall W. Larrimore	2,650	2,440	5,090	—	5,090

Philip E. Lippincott	23,874	67,863	91,737	4,814	96,551

Mary Alice D. Malone	53,489,227	24,388	53,513,615	16,794	53,530,409

David C. Patterson	41,476,528	4,880	41,481,408	—	41,481,408

Charles R. Perrin	10,000	17,027	27,027	9,458	36,485

George M. Sherman	17,468	76,185	93,653	24,767	118,420

Donald M. Stewart	6,702	24,388	31,090	14,489	45,579

George Strawbridge, Jr.	8,124,114	42,013	8,166,127	3,937	8,170,064

Les C. Vinney	2,445	—	2,445	—	2,445

Charlotte C. Weber	21,552,877	24,388	21,577,265	9,143	21,586,408

Mark A. Sarvary	39,104	78,000	117,104	—	117,104

Ellen O. Kaden	63,654	271,000	334,654	30,217	364,871

John Doumani	41,781	142,400	184,181	—	184,181

Walter Bugno	38,100	44,340	82,440	—	82,440

Robert A. Schiffner	45,882	254,750	300,632	1,140	301,772

All directors and executive officers as a group (28 persons)	176,268,268	4,461,211	180,729,479	502,320	181,231,799

(a)	The shares shown include shares of Campbell stock as to which Directors and Executive Officers can acquire beneficial ownership because of stock options that are currently vested or that will vest as of November 21, 2004. All persons listed own less than 1% of the Company’s outstanding shares of Capital Stock, except:

% of Outstanding
Shares

Bennett Dorrance	12.5%
Mary Alice D. Malone	13.0%
David C. Patterson	10.1%
George Strawbridge, Jr.	2.0%
Charlotte C. Weber	5.3%

All Directors & Executive Officers (28 persons) as a group beneficially own 44% of the outstanding shares.

(b)	Bennett Dorrance is a grandson of John T. Dorrance, the brother of Mary Alice D. Malone, and a cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown does not include 1,084,734 shares held by trusts for his children, as to which shares he disclaims beneficial ownership. Does not include 476,300 shares held by the Dorrance Family Foundation. See also “Principal Shareowners” below.

(c)	Mary Alice D. Malone is a granddaughter of John T. Dorrance, the sister of Bennett Dorrance and a cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown does not include 760,625 shares held by trusts for her children, as to which shares she disclaims beneficial ownership. See also “Principal Shareowners” below.

(d)	Share ownership shown for David C. Patterson includes 40,941,418 shares held by the Voting Trust (defined in “Principal Shareowners” below) over which he, as a Trustee, has shared voting power. Reference is also made to “Principal Shareowners.” In 2002 the Voting Trust described below requested the Company’s Governance Committee to nominate David C. Patterson as a candidate for election as a director.

(e)	George Strawbridge is a grandson of John T. Dorrance and a cousin of Charlotte C. Weber, Bennett Dorrance and Mary Alice D. Malone. Share ownership shown does not include 13,706,477 shares held by various trusts, of which he is a trustee, for the benefit of his sister and her children, as to which shares he disclaims beneficial ownership. Does not include 2,355,844 shares held by trusts for the benefit of his descendants, as to which shares he disclaims beneficial ownership.

(f)	Charlotte C. Weber is a granddaughter of John T. Dorrance and a cousin of George Strawbridge, Bennett Dorrance and Mary Alice D. Malone. Share ownership shown includes 21,552,877 shares held by two trusts of which she is a co-trustee for which she has shared voting and dispositive power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      At the close of business on September 21, 2004, the record date for the meeting, there were outstanding and entitled to vote 410,241,976 shares of Campbell Capital Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting.

PRINCIPAL SHAREOWNERS

      Information concerning the owners of more than 5% of the outstanding Campbell Common Stock as of the record date for the meeting follows:

		Percent of
	Amount/Nature of	Outstanding
Name/Address	Beneficial Ownership	Stock

Bennett Dorrance	51,242,064 Note(1)	12.5%
DMB Associates, 7600 E. Doubletree Ranch Road Scottsdale, AZ 85258

Mary Alice D. Malone	53,513,615 Note(2)	13%
Iron Spring Farm, Inc. 75 Old Stottsville Road Coatesville, PA 19320

Charlotte C. Weber	21,577,265 Note(3)	5.3%
Live Oak Properties, P.O. Box Drawer 2108 Ocala, FL 34478

John A. van Beuren and David C Patterson, Voting Trustees under the Major Stockholders’ Voting Trust dated as of June 2, 1990 (“Voting Trust”) and related persons,	48,673,060 Note(4)	11.9%
P.O. Box 4098 Middletown, RI 02842 Note(5)

(1)	A director nominee. See note (b) on page 6. The shares shown include 35,334 shares with respect to which Bennett Dorrance has the right to acquire beneficial ownership because of vested stock options.

(2)	A director nominee. See note (c) on page 6. The shares shown include 24,388 shares with respect to which Mary Alice D. Malone has the right to acquire beneficial ownership because of vested stock options.

(3)	A director nominee. See note (f) on page 6. The shares shown include 24,388 shares with respect to which Charlotte Weber has the right to acquire beneficial ownership because of vested stock options.

(4)	David C. Patterson is a director nominee. See note (d) on page 6. Includes 40,941,418 shares (10% of the outstanding shares) held by the Voting Trustees with sole voting power and 7,731,642 shares held by participants outside the Voting Trust or by persons related to them, for a total of 48,673,060 shares (11.9% of the outstanding shares). Includes 6,405,961 shares with sole dispositive power held by Hope H. van Beuren and 5,369,135 shares with sole dispositive power held by her husband, John van Beuren, P.O. Box 4098, Middletown, RI 02842. John and Hope van Beuren also hold 13,605,246 shares with shared dispositive power, including shares held by family partnerships and a family trust for a total of 6.2% of the outstanding shares. David C. Patterson, as Chairman of Brandywine Trust Company, a corporate trustee, has shared dispositive power over 534,110 shares. Participants in the Voting Trust have certain rights to withdraw shares deposited with the Voting Trustees, including the right to withdraw these shares prior to any annual or special meeting of the Company’s shareowners. Dispositive power as used above means the power to direct the sale of the shares; in some cases it does not include the power to direct how the proceeds of a sale can be used. The Voting Trust was formed by certain descendants (and spouses, fiduciaries and a related foundation) of the late John T. Dorrance. The participants have indicated that they formed the Voting Trust as a vehicle for acting together as to matters which may arise affecting the Company’s business, in order to obtain their objective of maximizing the value of their shares. The Trustees will act for participants in communications with the Company’s Board of Directors. Participants believe the Voting Trust may also facilitate communications between the Board and the participants.

(5)	Under the Voting Trust Agreement, all shares held by the Voting Trust will be voted by the Trustees, whose decision must be approved by two Trustees if there are two Trustees then acting. The Voting Trust continues until June 1, 2008, unless it is sooner terminated or extended.

      The foregoing information relating to Principal Shareowners is based upon the Company’s stock records and data supplied to the Company by the holders as of the record date for the meeting.

DIRECTOR ATTENDANCE

      During fiscal 2004 (ended August 1, 2004), the Board of Directors met seven times. Directors meet their responsibilities by attending Board and Committee meetings and through communication with the Chairman, the Chief Executive Officer and other members of management on matters affecting the Company. All directors attended at least 75% of scheduled Board meetings and meetings held by Committees of which they were members.

DIRECTOR COMPENSATION

      The Company’s director compensation program is designed to deliver annual compensation at the median of a group of 13 food companies, including Campbell’s key competitors, with the potential for enhanced value from future stock price appreciation, and to link compensation closely to returns to shareowners. Under the program, annual compensation is delivered 50% in stock options (based on the Black-Scholes valuation model and the mean between the high and low stock prices on the last trading day of each calendar year); 30% in Campbell stock (based on the closing stock price on the last trading day of each calendar year); and approximately 20% in cash (depending on meeting attendance fees). Directors may elect to receive additional stock options in lieu of the cash payments and/or annual stock grant. They may also elect to defer all or a portion of compensation. Directors are also reimbursed for actual travel expenses.

      For calendar year 2004, the Board determined that median annual director compensation should be approximately $129,000. The components of compensation were as follows:

Annual Stock Grant*	1,445 shares of stock

Annual Option Grant**	8,860 options

Annual Retainer for Committee Chairs other than Audit Committee	$4,000

Annual Retainer for Audit Committee Chair	$10,000

Board Attendance Fee (per in-person meeting)	$1,250

Board Attendance Fee (per conference call meeting)	$625

Committee Attendance Fee (per in-person meeting)	$1,000

Committee Attendance Fee other than Audit Committee (per conference call meeting)	$500

Audit Committee Attendance Fee (per conference call meeting)	$1,000

*	Campbell shares were issued on January 1, 2004, based on a price of $26.80 (the closing price on December 31, 2003).

**	Options were granted on January 1, 2004, at an exercise price of $26.86 (the mean between the high and low prices of Campbell stock on December 31, 2003). Options are granted at the market price on the grant date and may not be repriced.

      George Sherman, who was the non-executive Chairman during all of fiscal 2004, received a retainer of $450,000 in addition to the regular retainer and fees paid to all non-employee directors. The retainer was paid $225,000 in cash and $225,000 in stock options. Mr. Sherman received 30,950 options with an exercise price of $26.84. The options had a value of $225,000 based on the Black-Scholes valuation model and the stock price on September 25, 2003, the date of the grant.

Benefits

      The Company does not provide pensions, medical benefits or other benefit programs to directors.

BOARD COMMITTEES

      Pursuant to the By-Laws, the Board had established four standing committees as of the record date. The Committees are Audit, Compensation and Organization, Finance and Corporate Development, and Governance. Membership in the standing committees as of the record date was as follows:

Compensation
Audit	and Organization

Edmund M. Carpenter, Chair Kent B. Foster Randall W. Larrimore Charles R. Perrin George Strawbridge, Jr. Les C. Vinney	Harvey Golub, Chair Bennett Dorrance Philip E. Lippincott Charles R. Perrin George M. Sherman Donald M. Stewart Charlotte C. Weber

Finance and
Corporate Development	Governance

Bennett Dorrance, Co-Chair Philip E. Lippincott, Co-Chair Edmund M. Carpenter Paul R. Charron Douglas R. Conant Harvey Golub Mary Alice D. Malone David C. Patterson	George Strawbridge, Jr., Chair Kent B. Foster Randall W. Larrimore Mary Alice D. Malone David C. Patterson Donald M. Stewart Les C. Vinney Charlotte C. Weber

AUDIT COMMITTEE	10 meetings in fiscal 2004
(See Appendix A for Charter of the Audit Committee)

●	Evaluates the performance of and selects the Company’s independent auditors, subject only to ratification by the shareowners;

●	Reviews the scope and results of the audit plans of the independent auditors and the internal auditors;

●	Oversees the adequacy and effectiveness of the Company’s internal accounting control and record-keeping systems;

●	Reviews the performance and resources of the internal audit function, which reports directly to the Committee;

●	Confers independently with the internal auditors and the independent auditors;

●	Reviews the Company’s financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report;

●	Approves all permissible non-audit services to be performed by the independent auditors and all relationships the independent auditors have with the Company; and

●	Determines the appropriateness of fees for audit and non-audit services performed by the independent auditors.

COMPENSATION AND ORGANIZATION COMMITTEE	8 meetings in fiscal 2004
(See Appendix A for Charter of the Compensation and Organization Committee)

●	Conducts an annual performance evaluation of the Chief Executive Officer by all independent directors;

●	Determines and approves the salary and incentive compensation, including bonus, stock options and restricted stock, for the Chief Executive Officer;

●	Reviews and approves the salaries and incentive compensation for senior executives;

●	Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;

●	Reviews the salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;

●	Reviews and approves the total incentive compensation to be allocated annually to employees;

●	Reviews and recommends to the Board significant changes in the design of employee benefit plans;

●	Reviews major organization changes; and

●	Reviews executive organization and principal programs for executive development, and annually reports to the Board on management development and succession planning.

FINANCE AND CORPORATE DEVELOPMENT	5 meetings in fiscal 2004

●	Reviews and recommends to the Board all issuances, sales or repurchases of equity and long-term debt;

●	Reviews and recommends changes in the Company’s capital structure;

●	Reviews and recommends the capital budget and capital expenditure program;

●	Reviews and recommends acquisitions, divestitures, joint ventures, partnerships or combinations of business interests;

●	Recommends proposed appointments to the Administrative Committee of the 401(k) savings and pension plans; and

●	Oversees the administration and the investment policies and practices of the Company’s 401(k) savings and pension plans.

GOVERNANCE COMMITTEE	6 meetings in fiscal 2004
(See Appendix A for Charter of the Governance Committee)

      Reviews and makes recommendations to the Board regarding:

●	The organization and structure of the Board;

●	Qualifications for director candidates;

●	Candidates for election to the Board;

●	Evaluation of the Chairman’s performance;

●	Candidate for the position of Chairman of the Board;

●	Chairpersons and members for appointment to the Board Committees;

●	Remuneration for Board members who are not employees; and

●	The role and effectiveness of the Board, the respective Board Committees and the individual Directors in the Company’s corporate governance process.

      The Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareowners. See page 14 regarding the procedures for submitting nominee information.

      Actions taken by any of the foregoing committees are reported to the Board and all members of the Board receive copies of the minutes of all Committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There are no reportable transactions pursuant to this requirement.

CORPORATE GOVERNANCE

      The Board of Directors is responsible for overseeing the business of the Company, and the competence and integrity of its management, to serve the long-term interests of the shareowners. The Board believes that sound corporate governance is essential to diligent and effective fulfillment of its oversight responsibilities.

Corporate Governance Standards and Committee Charters

      Campbell first published Corporate Governance Standards in its proxy statement in 1992. The Standards are reviewed annually by the Governance Committee and approved by the Board. In 2003, the Governance Committee and the Board undertook a comprehensive review of the Corporate Governance Standards, the charters of the standing committees, and the overall governance structure of the Company, in light of new statutory and regulatory requirements, proposed new rules and recommendations of the New York Stock Exchange, and the ongoing discussion of effective means for raising the standards of governance of public companies. Revised Corporate Governance Standards and committee charters that were developed and approved by the Board in the course of this review were included in the 2003 proxy statement. In 2004, these documents were further revised to reflect the final text of the New York Stock Exchange Corporate Governance Listing Standards that was approved by the Securities and Exchange Commission in November 2003. The Company’s current Corporate Governance Standards and revised committee charters for the Audit Committee, Compensation and Organization Committee and the Governance Committee appear in Appendix A. No revisions were made to the charter of the Finance and Corporate Development Committee

      Appendix A also contains a statement of standards the Board has adopted to assist it in evaluating the independence of Campbell directors. The Board has determined that all nominees for director in 2004 except Mr. Conant meet the standards set forth in that statement, and are independent. Also set forth in Appendix A are procedures by which interested persons can communicate concerns to the Board of Directors and the Audit Committee.

Evaluations of Board Performance

      Since 1995, the Board’s Governance Committee has led annual evaluations of Board performance. The evaluation process was designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. In the past, on a rotating basis, the annual evaluations focused on assessments of (a) the Board as a whole, (b) the individual directors, and (c) the Board Committees, with follow-up on the recommendations emerging from each step in the program cycle in the year following its completion.

      In 2004, as required by the Corporate Governance Listing Standards of the New York Stock Exchange, the Board completed an evaluation process focusing on the effectiveness of the performance of the Board as a whole, and each standing committee conducted a separate evaluation of its own performance and of the adequacy of its charter. The Governance Committee designed and coordinated the Board evaluation and reported on its results. The Committee also reported to the Board on the annual evaluations completed by the standing committees.

      In the Board evaluation process, each director completed an evaluation form that solicited directors’ comments and numerical ratings on 36 questions relating to the qualifications and responsibilities of directors, the effectiveness of Board and committee operations, and the oversight of management. Following review and discussion of a composite report by the Governance Committee, the Chair of the

Committee presented a report to the Board that provided recommendations to enhance Board effectiveness based upon the responses received in this process.

      In the committee evaluation process, the members of each standing committee completed an evaluation form that elicited numerical ratings of and written comments on the appropriateness of the committee’s charter and the adequacy of the written materials distributed in advance of meetings, the time available for discussion of important policy matters, and the manner in which specific committee responsibilities were discharged. Following discussion of a composite report within each committee, the chair of the committee reported to the Board regarding its overall findings and recommendations to improve committee operations.

Nomination of Candidates for Director

      The charter of the Governance Committee is set forth in Appendix A, and is also available on the governance section of the Company’s corporate website at http://www.campbellsoupcompany.com. All of the members of the Governance Committee are independent directors as defined by the rules of the New York Stock Exchange and the standards set forth in Appendix A.

      Among other things, the Governance Committee is responsible for investigating, reviewing and evaluating the qualifications of candidates for membership on the Board and for assessing the contributions and performance of directors eligible for re-election. It is also responsible for recommending director nominees for approval by the Board and nomination for election at the Annual Meeting of Shareowners.

      Recommendation of New Nominees. When vacancies on the Board arise due to the retirement of resignation of directors, the Governance Committee may consult with other directors and/or with senior management to obtain recommendations of potential candidates to fill these positions, and may also retain a search firm to assist it in identifying and evaluating candidates. The Governance Committee also considers candidates for election to the Board who are recommended to the Committee by shareowners.

      The Governance Committee believes that a nominee for election to the Campbell Board should, at minimum:

●	be a person of the highest integrity;

●	have the ability to exercise independent judgment;

●	be committed to act in the best interest of all shareowners;

●	abide by exemplary standards of business and professional conduct;

●	have the skills and judgment to discharge duties and responsibilities of a director;

●	be willing and able to devote the proper time and attention to fulfill the responsibilities of a director;

●	have no conflicts of interest arising from other relationships or obligations; and

●	have the ability to provide active, objective and constructive input at meetings of the Board and committees.

In addition, the Committee believes that, collectively, the Board should include directors who are:

●	reasonably sophisticated about the duties and responsibilities of directors of a public company;

●	knowledgeable about the consumer products industry, business operations, marketing, the operations of retail businesses, and finance and accounting;

●	respected in the business community;

●	knowledgeable about general economic trends; and

●	knowledgeable about the standards and practices of good corporate governance.

      All candidates considered by the Governance Committee for potential recommendation to the Board as director nominees are evaluated by the Committee in light of the minimum qualifications listed above. When vacancies occur, the Governance Committee also reviews the overall composition of the Board to determine whether the addition of a director with one or more of the additional skills or qualities listed above would be desirable to enhance the effectiveness of the Board, and whether candidates with other specific experience or expertise should be sought at that particular time. If a search firm is retained to assist in identifying and evaluating candidates, the Committee also considers the assessments of the search firm and the background information it provides on the persons recommended for the Committee’s consideration. The Chairman of the Board, the Chair of the Governance Committee and the Chief Executive Office customarily interview leading candidates. Other directors and/or members of senior management may also interview these candidates. Candidates recommended by shareowners will be evaluated using the same process that is employed to evaluate any other candidate.

      Re-Nomination of Incumbent Directors. The Company’s Corporate Governance Standards require the Governance Committee to assess the performance of each director eligible for re-election at the Annual Meeting. The Governance Committee’s annual agenda contemplates that these assessments will occur shortly before the Committee recommends a slate of director nominees for approval by the Board. In the individual director assessment conducted by the Governance Committee in 2004, each director was evaluated in light of the criteria set forth in the Governance Standards with respect to the qualification of directors and the composition of the Board. In addition, the Chair of the Governance Committee solicited from the Chairman of the Board his assessment of the contributions of each director.

      2004 Nominees. All of the director nominees listed in this proxy statement were also nominated by the Board and elected by the shareowners in 2003, with the exception of John F. Brock. Mr. Brock was identified by Korn/ Ferry International, which is a search firm that was retained by the Committee. For the search conducted in 2004, Korn/ Ferry was instructed to identify candidates who met the minimum qualifications for directors listed above, and also satisfied additional criteria established by the Governance Committee for this search. Korn/ Ferry researched background information on the candidates and conducted interviews with the candidates and their references. It then provided to the Committee a list of the candidates it believed to be most highly qualified, and assisted in arranging the candidate interviews. Following meetings with Mr. Brock and completion of research, the Chairman of the Board, Chair of the Governance Committee and the Chief Executive Officer recommended Mr. Brock as a candidate to the Governance Committee.

      Shareowner Recommendations. Shareowners who wish to recommend candidates for nomination for election to the Board may do so by writing to the Corporate Secretary of Campbell Soup Company at 1 Campbell Place, Camden, New Jersey 08103-1799. The recommendation must include the following information:

1.	The candidate’s name and business address;

2.	A resume or curriculum vitae which describes the candidate’s background and demonstrates that he or she meets the minimum qualifications set forth above;

3.	A letter from the candidate stating that he or she is willing to serve on the Board if elected, and identifying any legal or regulatory proceedings in which he or she has been involved in during the last five years; and

4.	A statement from the shareowner recommending the candidate indicating that he or she is the registered owner of Campbell shares, or a written statement from the “record holder” of Campbell shares indicating that the shareowner is the beneficial owner of such shares.

Director Attendance at Annual Meeting of Shareowners

      The Company’s policy regarding director attendance at the Annual Meeting of Shareowners is that, in addition to the Chairman of the Board and the CEO, the chairs of the Audit Committee, the Compensation and Organization Committee and the Governance Committee are expected to attend the meeting. The five directors who occupied these positions attended the 2003 Annual Meeting of Shareowners.

Governance Committee

George Strawbridge, Jr., Chairman	David C. Patterson
Kent B. Foster	Donald M. Stewart
Randall W. Larrimore	Les C. Vinney
Mary Alice D. Malone	Charlotte C. Weber

AUDIT COMMITTEE REPORT

      The Audit Committee is comprised of the six directors named below. The Board has determined that each member of the Committee meets the requirements as to independence, experience and expertise established by the New York Stock Exchange and applicable rules and regulations. In addition, the Board of Directors has determined that Edmund M. Carpenter is an audit committee financial expert as defined by SEC rules. A copy of the Audit Committee Charter, as most recently updated in September 2004, is attached to this proxy statement in Appendix A.

      One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements and financial reporting process. To fulfill these oversight responsibilities, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 1, 2004, and has reviewed and discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 90, Audit Committee Communications. In addition, the Committee has received from the independent auditors written reports, stating that they are not aware of any relationships between the auditors and the Company that, in their professional judgment, may reasonably be thought to bear on their independence, consistent with Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees and has discussed with the independent auditors the auditors’ objectivity and independence. The Committee has also considered whether the provision of non-audit services by the independent auditors to the Company for the most recent fiscal year and the fees and costs billed and expected to be billed by the independent auditors for those services are compatible with maintaining their independence.

      Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that Campbell’s audited consolidated financial statements be included in Campbell’s Annual Report on Form 10-K for the fiscal year ended August 1, 2004, for filing with the Securities and Exchange Commission. The Audit Committee appointed PricewaterhouseCoopers LLP as independent auditors for the Company for fiscal 2005, subject to ratification by the Shareowners.

Audit Committee

Edmund M. Carpenter, Chairman
Kent B. Foster
Randall W. Larrimore
Charles R. Perrin
George W. Strawbridge, Jr.
Les C. Vinney

INDEPENDENT AUDITORS FEES AND SERVICES

      The aggregate fees, including expenses, billed by PricewaterhouseCoopers LLP (“PwC”), Campbell’s independent auditor, for professional services in Fiscal 2004 and 2003 were as follows:

Services Rendered	Fiscal 2004	Fiscal 2003

Audit Fees	$2,390,000	$1,909,000
Audit-Related Fees	$116,000	$75,000
Tax Fees	$1,454,000	$1,925,000
All Other Fees	—	$55,000

      The Audit Committee’s Charter provides that the Committee will pre-approve all audit services and all permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors. (See Appendix A) From time to time, the Committee may delegate its authority to pre-approve non-audit services to one or more Committee members. Any such approvals shall be reported to the full Committee at the next Audit Committee meeting.

      The audit fees for the years ended August 1, 2004 and August 3, 2003 include fees for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits and the issuance of comfort letters and consents.

      The audit related fees for the years ended August 1, 2004 and August 3, 2003 include fees for services related to employee benefit plan audits and accounting consultations.

      Tax fees for the years ended August 1, 2004 and August 3, 2003 include fees for services related to tax compliance, including the preparation of tax returns and expatriate tax assistance, and tax planning and advice including tax assistance with tax audits.

      All other fees for the year ended August 3, 2003 include fees for employee benefit communications assistance.

      In fiscal 2003 and 2004, 100% of the audit-related fees, tax fees and all other fees were approved either by the Audit Committee or its designee.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation and Organization Committee’s Report on Executive Compensation

      The Compensation and Organization Committee is comprised of the seven directors named below. The Board has determined that all members of the Committee are independent directors as defined by the New York Stock Exchange rules. The Committee establishes and administers the Company’s executive compensation program and reviews major organization changes and the Company’s succession planning and leadership development processes. The Committee evaluates and establishes the Company’s compensation strategy annually, including the apportionment of pay between fixed compensation elements and incentive compensation, and the design of incentive compensation programs. The Committee establishes and regularly reviews the compensation levels of officers and other key managers, and authorizes their incentive awards. The Committee reviews and approves all compensation actions for the Chief Executive Officer and approximately the top 30 positions in the Company.

      The objectives of the Company’s executive compensation program are to:

●	Align the financial interests of the Company’s executives with those of its shareowners, both in the short and long term;
●	Provide incentives for achieving and exceeding the Company’s short-term and long-term goals; and
●	Retain and attract highly competent executives by providing total compensation that is competitive with compensation at other well-managed companies in the food and consumer products industries.

      The Committee compares total compensation levels with a 28-company Compensation Peer Group, consisting of companies with which Campbell competes for attraction and retention of talent. For fiscal 2004, Campbell’s programs were designed to deliver fixed compensation elements, including salary, benefits, and perquisites, at the median of the Compensation Peer Group, and incentive compensation at the seventy-fifth (75th) percentile if performance goals are exceeded. The compensation program adopted for fiscal 2004 contemplated that when there is consistent growth in earnings and revenue and stock price appreciation over the long term, total compensation of Campbell’s executives will be above the median of the Compensation Peer Group.

      There are three major elements of Campbell’s compensation program: base salary, annual incentive, and long-term incentives.

      Base Salary — Salary ranges for senior executives are reviewed annually. Individual salaries for the top 30 senior executives are reviewed on a 24-month cycle. In determining individual salaries, the Committee considers the scope of job responsibilities, individual contributions, business performance, labor market conditions, the Company’s salary budget guidelines and current compensation as compared to market practice.

      Annual Incentive — At the beginning of each fiscal year, the Committee establishes an annual target incentive amount for each participating executive. At the end of the year, the Committee’s overall assessment of the Company’s performance as a whole and the major business units establishes the total bonus pool. Bonus awards to each individual executive, within the limits of the approved pool, are based on individual performance and could vary from zero to 175% of the target incentive amount. Extraordinary items such as major restructuring and accounting changes are excluded in determining the bonus pool.

      In fiscal 2004, the Committee established performance goals in four key measurement areas for the Company as a whole and separately for its major business units. These goals were consistent with the annual Operating Plan, which was approved by the Board of Directors. The four key measurement areas were financial, marketplace, operational and strategic. In assessing performance against these goals, the Committee considered a mix of quantitative and qualitative criteria. In the financial area, the quantitative measures included net sales, earnings, marketing expenditures and working capital. In the marketplace area, the quantitative measures were consumption and market share changes. For the operational and strategic areas, progress toward achievement of major initiatives to deliver the annual Operating Plan and the three-year Strategic Plan was assessed.

      At the end of the year, results were evaluated for each performance goal set for fiscal 2004. For the Company as a whole, the Committee determined the achievement of financial and marketplace goals were slightly below target, while the operational and strategic goals were on plan. The Committee assessed the quality of the results of the total Company, and awarded a bonus pool of 92% of the target pool. Incentive bonus payments to executive officers for fiscal 2004 ranged from 83% to 108% of target incentive amount with an average of 95%.

      In fiscal 2003, for executives other than the CEO, annual bonus targets were increased to provide additional incentive to achieve the Company’s fiscal 2003 performance goals. A corresponding reduction was made in the value of long-term incentive targets. For fiscal 2004, annual and long-term incentive targets were restored to their previous levels. This resulted in the same total compensation opportunity for fiscal 2003 and 2004.

      Long-Term Incentives — For the past several years, Campbell has used two long-term incentive programs for its executives, a full value restricted stock program and a stock option program. The value intended to be delivered through each program is approximately 50% of total competitive long-term incentive value.

Restricted Stock

      Under the restricted stock program, a pool of restricted shares is recommended by the Company, with the number of shares adjusted upward or downward by the Committee based on its overall assessment of the Company’s performance and such other factors as the Committee deemed relevant. These factors include performance against financial goals of the annual Operating Plan, market share changes, quality of Plan execution, progress against strategic initiatives, the need to retain executives and other factors. After the total restricted share pool is authorized by the Committee, awards to individuals are based on leadership skills, sustained performance and business impact.

      In fiscal 2003 only, the value of the restricted stock portion of the long-term incentive program was reduced to offset the aforementioned increase in annual bonus targets. For fiscal 2004 the target value of the restricted share pool was restored to approximately 50% of long-term incentive value (and bonus targets were commensurately reduced).

      In fiscal 2004, the Committee determined that the restricted share pool should be set at 100% of the competitive guideline based upon its judgment of Company performance through the end of fiscal 2003. This resulted in an average restricted stock award to 350 executives at approximately 100% of target. Awards made in September 2003 will vest in three annual installments of 1/3 each beginning in April 2006 for participants who remain with the Company.

      The fiscal 2005 restricted stock grant, reflecting the Committee’s assessment of overall Company performance through the end of fiscal 2004, will be granted at the beginning of fiscal 2005 and will be reported in next year’s proxy statement.

Stock Options

      For the annual stock option program, the Committee establishes option guidelines based on current competitive practice and scope of responsibility of each position. In determining the number of options awarded to each executive, the Committee considers the guideline for the executive’s position and his or her performance, sustained contribution to the Company, and future leadership potential. The exercise price of stock options is the average of the high and low trading prices on the grant date, and options may not be repriced. Options have a 10-year term and vest cumulatively over three years at the rate of 30%, 60% and 100% respectively on the first three anniversaries of the grant date. All shares used in the executive compensation program are shares which were previously issued and outstanding and were reacquired by the Company.

Additional Awards

      The Committee may grant additional short-term or long-term awards to recognize increased responsibilities or special contributions, to attract new hires to the Company, to retain executives, or to recognize other special circumstances.

Other Programs

      The Company also provides its officers and key managers with life and medical insurance; pension, savings and compensation deferral programs; and perquisites and other benefits that are competitive with market practices.

Executive Stock Ownership

      Approximately the top 90 executives are required to achieve an ownership stake in the Company that is significant in comparison with the executive’s salary. Until the ownership level is achieved, executives must retain at least half of the after-tax value of each equity award (vesting of restricted stock or exercise of options). There are additional limitations on the amount of shares that may be sold by executive officers of the Company in any twelve-month period. The ownership requirements expressed in terms of the value of shares to be owned are as follows:

Position	Required Ownership

Chief Executive Officer	$5,750,000
Executive Vice President	$1,700,000
Senior Vice President	$850,000	to	$1,700,000
Vice President	$350,000	to	$1,500,000

      Executives may count toward these requirements the value of shares owned and shares which are deferred and fully vested in the Company’s savings and deferred compensation programs. Restricted shares and unexercised stock options are not counted in calculating ownership. Executive stock ownership requirements ranging from $300,000 to $850,000 apply to executives below the Vice President level.

Policy on Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the executive officers listed on page 20 (named executive officers), unless certain requirements are met. The Committee’s policy is to comply with the requirements of Section 162(m) except where the Committee determines that compliance is not in the best interests of the Company and its shareowners. The Company’s stock option grants currently meet the performance-based requirements under Section 162(m). The Company’s restricted stock grants do not meet the requirements under Section 162(m). For fiscal 2004, the Committee modified the annual bonus program to set a maximum bonus payable to executive officers based upon achievement of a specific financial performance goal. The maximum amount available to executive officers if this goal was achieved may be reduced by the Committee based on an overall assessment of business results and individual performance. This portion of the annual bonus program is intended to meet the performance-based requirements under Section 162(m). Therefore, if in fiscal 2004 a named executive officer’s compensation exceeded $1 million, the amount related to any bonus payment is deductible.

CEO Compensation and Evaluation

      On January 8, 2001, Douglas R. Conant was appointed President and CEO. At that time his annual salary was set at $900,000 and incentive targets were determined based upon independent survey data. On October 1, 2001 his annual salary was increased to $950,000 and has not been increased since that time. His bonus earned in fiscal 2004 was $1,527,200. This bonus was based on Company performance compared to the goals for the annual incentive plan set forth on page 17, and his performance compared to his individual objectives. His portion of bonus related to individual objectives was determined based upon measures relating to market share, consumption trends, quality improvements, product innovations, new products, trade spending management, acquisitions, breakthrough projects, cost savings, productivity improvements, information technology improvements, organizational vitality, management development, succession planning and development of sound strategic and operating plans.

Compensation and Organization Committee

Harvey Golub, Chairman	George M. Sherman
Bennett Dorrance	Donald M. Stewart
Philip E. Lippincott	Charlotte C. Weber
Charles R. Perrin

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None

SUMMARY COMPENSATION

      The following table sets forth the cash compensation awarded, paid to, or earned by the Company’s Chief Executive Officer and the five other most highly paid executives.

					Long-Term
					Compensation Awards

		Annual
		Compensation			Awards		Payouts

						Securities
Name and	Fiscal			Other Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation(2)	Awards(1)	Options(#)	Payouts($)	Compensation(3)

Douglas R. Conant(4)	2004	$950,000	$1,527,200	$110,387	$1,722,864	904,000	—	$74,316
President and Chief	2003	$950,000	$1,679,820	$130,874	$1,644,480	—	—	$61,100
Executive Officer	2002	$941,667	$1,987,095	$235,512	—	1,705,000	—	$73,219

Mark A. Sarvary(5)	2004	$495,625	$594,962	$32,000	$480,414	90,000	—	$116,051
Executive Vice	2003	$445,000	$686,617	$32,000	$328,896	—	—	$333,832
President of	2002	—	—	—	$230,600	85,000	—	—
Campbell Soup Company
and President of Campbell North America

Ellen Oran Kaden(6)	2004	$470,000	$397,240	$70,927	$720,621	100,000	$327,438	$26,017
Senior Vice President —	2003	$467,167	$653,535	$79,795	$411,120	—	—	$29,995
Law and Government	2002	$450,000	$407,610	$70,265	—	194,250	—	$21,440
Affairs

John Doumani(7)	2004	$526,894	$290,118	$42,152	$491,458	80,000	$177,750	—
Vice President of	2003	$421,259	$447,306	$25,906	$315,192	—		—
Campbell Soup	2002	$325,729	$148,092		—	116,000		—
Company and President of Campbell International

Walter Bugno(8)	2004	$534,000	$216,000	—	$361,691	65,000	—	$24,480
President of Campbell	2003	$298,278	$299,827	—	$525,000	41,400	—	$71,896
Asia Pacific	2002	—	—	—	—	—	—	—

Robert A. Schiffner(9)	2004	$405,000	$291,600	$56,000	$632,269	100,000	$327,438	$20,898
Senior Vice President	2003	$401,667	$513,152	$56,000	$411,120	—	—	$22,344
and Chief Financial	2002	$383,333	$407,610	$56,000		194,250	—	$19,744
Officer

(1)	The Restricted Stock Awards listed in the above table include (i) awards of time-lapse restricted shares (hereinafter sometimes referred to as “RS”) for retention purposes or forfeiture repair for new hires who give up unvested stock and options at their previous employers; and (ii) awards of RS under incentive compensation programs.

Awards of restricted stock in fiscal 2004 were made pursuant to the restricted stock program that is described on pages 17 and 18. The shares were awarded on September 25, 2003 and will vest one third on each of the following dates: April 1, 2006, April 1, 2007 and April 1, 2008. The following shares were awarded under this program:

Douglas R. Conant	62,400
Mark A. Sarvary	17,400
Ellen Oran Kaden	26,100
John Doumani	17,800
Walter Bugno	13,100
Robert A. Schiffner	22,900

Awards of RS for retention or forfeiture repair included: 10,000 RS awarded to Mark A. Sarvary in fiscal 2002, which vested on August 1, 2003, and 15,000 RS awarded to Walter Bugno in fiscal 2003 of which 7,500 vested on November 11, 2003 and the other 7,500 will vest on November 11, 2004. The awards of restricted stock are valued in the above table based on the market price of Campbell shares on the date of the grant. Dividends are paid on all restricted stock awards.

The aggregate amount of restricted stock held by the persons listed in the table at the end of the fiscal year (August 1, 2004), and valued based on the closing price as of that date ($25.59), were as follows: Douglas R. Conant 134,400 RS/$3,439,296; Mark A. Sarvary 31,800 RS/$813,762; Ellen Oran Kaden 44,100 RS/$1,128,519; John Doumani 31,600 RS/$808,644; Walter Bugno 30,600 RS/$783,054; and Robert A. Schiffner 40,900 RS/$1,046,631.

(2)	“Other annual compensation” is explained in the footnotes for the various individuals.
(3)	“All other compensation” consists of Company contributions or allocations to 401(k) savings plans (both tax qualified and supplemental) as well as, if applicable, additional compensation that is explained in the footnotes for the various individuals.
(4)	Mr. Conant was appointed President and Chief Executive Officer in January 2001. Other annual compensation in fiscal 2004 consisted of: $62,387 for car and driver expenses, and $48,000 under the Company’s Personal Choice Program; in fiscal 2003 consisted of: $30,064 for temporary living expenses, $52,810 for car and driver expenses, and $48,000 under the Company’s Personal Choice Program; and in fiscal 2002 consisted of $102,039 for temporary living expenses, $85,473 for car and driver expenses and $48,000 under the Company’s Personal Choice Program. The Company’s Personal Choice Program provides quarterly cash payments to executives in lieu of the Company providing reimbursements for items such as tax or estate planning services or financial planning services. Unlike other executives, the CEO’s annual bonus target was not increased in fiscal 2003 and the value of his long-term incentive targets was not reduced (see page 17).
(5)	Mr. Sarvary joined the Company in August 2002. All other compensation in fiscal 2004 included $83,333 for forfeiture of a mortgage interest subsidy provided by his former employer. All other compensation in fiscal 2003 included $150,000 for a signing bonus and $166,667 for forfeiture of a mortgage interest subsidy provided by his former employer. Other annual compensation in fiscal 2004 and 2003 consisted of $32,000 under the Company’s Personal Choice Program.
(6)	Ms. Kaden joined the Company in April 1998. In fiscal 2004 other annual compensation consisted of $23,927 for driver expenses and $47,000 under the Company’s Personal Choice Program; in fiscal 2003 other annual compensation consisted of $32,795 for driver expenses and $47,000 under the Company’s Personal Choice Program; and in fiscal 2002 other annual compensation consisted of $38,265 for driver expenses and $32,000 under the Company’s Personal Choice Program.
(7)	Mr. Doumani joined the Company in March 1999. Mr. Doumani was paid in Australian dollars, which were converted to U.S. dollars using the actual average exchange rates of 0.72 U.S. dollar to 1.00 Australian dollar in fiscal 2004; 0.59 U.S. dollar to 1.00 Australian dollar in fiscal 2003; and 0.53 U.S. dollar to 1.00 Australian dollar in fiscal 2002. In fiscal 2004 other annual compensation consisted of $42,152 under the Company’s Personal Choice Program and in fiscal 2003 other annual compensation consisted of $25,906 under the Company’s Personal Choice Program. Mr. Doumani’s salary and bonus in Australian dollars in fiscal years 2004, 2003 and 2002 were A$1,134,739, A$1,472,144, and A$894,096, respectively.
(8)	Mr. Bugno joined the Company in November 2002. All other compensation consisted of payments of a signing bonus of $24,480 in fiscal 2004 and $71,896 in fiscal 2003. Mr. Bugno was paid in Australian dollars which were converted to U.S. dollars in fiscal 2004 and 2003 at the same exchange rates as set forth above in footnote 7 for Mr. Doumani. In fiscal 2003 Mr. Bugno’s salary represented payments for 8 1/2 months. Mr. Bugno’s salary and bonus in Australian dollars in fiscal years 2004 and 2003 were A$1,041,667 and A$1,013,737, respectively.
(9)	Mr. Schiffner joined the Company in February 2001. Other annual compensation in fiscal years 2004, 2003 and 2002 consisted of $24,000 in commuting expenses and $32,000 under the Company’s Personal Choice Program. Mr. Schiffner’s compensation information has been voluntarily disclosed because the principal reason for the inclusion of the compensation paid to Messrs. Doumani and Bugno in the summary compensation table is the change in the exchange rate to convert Australian dollars to U.S. dollars in fiscal 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees	or Base
	Granted	in Fiscal	Price	Expiration	Grant Date
	(#)(1)	Year	($/Sh)	Date	Value(2)

Douglas R. Conant	904,000	8.6%	$26.84	9/25/2013	$6,572,080
Mark A. Sarvary	90,000	0.9%	$26.84	9/25/2013	$654,300
Ellen Oran Kaden	100,000	1.0%	$26.84	9/25/2013	$727,000
John Doumani	80,000	0.8%	$26.84	9/25/2013	$581,800
Walter Bugno	65,000	0.6%	$26.84	9/25/2013	$472,550
Robert A. Schiffner	100,000	1.0%	$26.84	9/25/2013	$727,000

(1)	Options have a ten-year term and vest cumulatively over three years at the rate of 30%, 60% and 100% respectively on the first three anniversaries of the grant date of September 25, 2003.

(2)	In accordance with Securities and Exchange Commission (SEC) rules, the Black-Scholes option pricing model was chosen to estimate the grant date present values of the option grants set forth in this table. The Company’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value for the option grants: option term of 10 years, volatility of 27.5% (calculated monthly over the three preceding calendar years), dividend yield of 2.6%, forfeiture risk rate of 9%, and interest rate of 4% (ten year Treasury note rate at January 1, 2003).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

			Securities Underlying		Value of Unexercised
			Number of Unexercised		In-the-Money Options at
			Options at FY-End(#)		FY-End($)(2)
	Shares
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas R. Conant	0	0	2,203,000	1,406,000	$1,275,120	$850,080

Mark A. Sarvary	0	0	51,000	124,000	$124,950	$83,300

Ellen Oran Kaden	0	0	212,200	163,300	$136,620	$91,080

John Doumani	0	0	102,800	118,600	$91,080	$60,720

Walter Bugno	0	0	12,420	93,980	$57,380	$133,888

Robert A. Schiffner	0	0	196,950	162,300	$136,620	$91,080

(1)	Value realized equals pretax market value of the stock on date of exercise, less the exercise price, times the number of shares acquired. Shares may be used to pay withholding taxes.

(2)	Value of unexercised options equals fair market value of a share into which the option could have been converted at August 1, 2004 (market price $25.59), less exercise price, times the number of options outstanding.

RETURN TO SHAREOWNERS* PERFORMANCE GRAPH

      The following graph compares the cumulative total Shareowner return on the Company’s stock with the cumulative total return of the Standard & Poor’s Packaged Foods Index (the “S&P Packaged Foods Group”) and the Standard & Poor’s 500 Stock Index (the “S&P 500”). The graph assumes that $100 was invested on July 31, 1999, in each of Campbell stock, the S&P Packaged Foods Group and the S&P 500, and that all dividends were reinvested.

*  Stock Appreciation + Dividend Reinvestment

Campbell closing price was $25.59 on August 1, 2004

	1999	2000	2001	2002	2003	2004

CAMPBELL	100	62	65	55	60	66
S&P 500 INDEX	100	108	93	71	79	89
S&P PACKAGED FOODS INDEX	100	86	108	113	116	135

PENSION PLANS

      The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company’s regular and supplementary U.S. pension plans.

Average
Compensation
in Highest
5 Years of	ESTIMATED ANNUAL PENSIONS
Last 10	Years of Service
Years of
Employment	15	20	25	30	35

$600,000	$226,260	$226,260	$226,260	$264,661	$279,661
800,000	301,260	301,260	301,260	354,661	374,661
1,000,000	376,260	376,260	376,260	444,661	469,661
1,200,000	451,260	451,260	451,260	534,661	564,661
1,400,000	526,260	526,260	526,260	624,661	669,661
1,600,000	601,260	601,260	601,260	714,661	754,661
1,800,000	676,260	676,260	676,260	804,661	849,661
2,000,000	751,260	751,260	751,260	894,661	944,661
2,200,000	826,260	826,260	826,260	984,661	1,039,661
2,400,000	901,260	901,260	901,260	1,074,661	1,134,661

      Compensation covered for executive officers named in the table on page 20 is the same as the total salary and bonus shown in that table. These estimated amounts assume retirement at age 62 with a straight-life annuity without reduction for a survivor annuity or for optional benefits. They are not subject to deduction for Social Security benefits or other offsets. The estimated pensions reflect a supplemental plan designed to help the Company attract executives in the middle of their careers. Under this supplemental pension plan executives accrue benefits rapidly to allow them to reach a defined target benefit within a relatively short period after date of hire. Executives covered by this plan are eligible for supplemental pension benefits if they retire from the Company after age 55 and have been employed for at least five years. The rapid accrual rate is the reason the pension benefits listed above for 15, 20 and 25 years of service are the same. Such arrangements are a necessary part of the recruitment and retention package for senior executives in order to compensate them for pension benefits that would have accrued had they remained at their previous employers. As of the end of fiscal 2004, the full years of employment for the individuals named in the compensation table on page 20 were as follows: Douglas R. Conant — 3 years; Mark A. Sarvary — 2 years; Ellen O. Kaden — 6 years; and Robert A. Schiffner — 3 years. John Doumani who has been an employee for 5 years and Walter Bugno who has been an employee for 2 years are eligible for pension payments under the Australian superannuation pension legislation.

EMPLOYMENT AGREEMENTS AND TERMINATION ARRANGEMENTS

      The Company entered into an employment agreement with Mr. Conant on January 8, 2001 to serve as the Chief Executive Officer and President of the Company for five years. The agreement provides for a base salary of $900,000 and an initial grant of 1,000,000 stock options. After fiscal 2001, Mr. Conant participates in the regular executive compensation programs of the Company. In the event of termination of his employment without cause, as defined in the agreement, Mr. Conant is entitled to the following: (i) his base salary and continuation of life insurance and medical benefits for a period of two years; (ii) his supplemental pension benefit provided he has at least three years of employment with the Company; and (iii) the vesting of his stock options and restricted stock in accordance with the standard provisions of those programs. In the event of a Change in Control of the Company he is entitled to the standard benefits for senior executives set forth below.

      The Company entered into a special severance arrangement with Mr. Sarvary on June 4, 2004. In the event of termination of his employment without cause, as defined in the agreement, Mr. Sarvary is entitled to the following: (i) his base salary and continuation of life insurance and medical benefits for a period of two years; (ii) his supplemental pension benefit provided he has at least five years of employment with the Company; and (iii) the vesting of his stock options and restricted stock in accordance with the standard provisions of those programs. In the event of a Change in Control of the Company he is entitled to the standard benefits for senior executives set forth below.

      The Company has entered into Special Severance Protection Agreements (“Special Severance Agreements”) with the executive officers named on page 20 as well as all other executive officers. The Special Severance Agreements provide for severance pay and continuation of certain benefits should a Change in Control occur. The independent members of the Board of Directors unanimously approved entry into the Special Severance Agreements. In order to receive benefits under the Special Severance Agreements, the executive’s employment must be terminated involuntarily and without cause (whether actual or “constructive”) within two years following a Change in Control.

      Generally, a “Change in Control” will be deemed to have occurred in any of the following circumstances:

(i)	the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for Dorrance family members;
(ii)	the persons serving as directors of the Company as of September 28, 2000, and those replacements or additions subsequently approved by a two-thirds vote of the Board, cease to make up more than 50% of the Board;
(iii)	a merger, consolidation or share exchange in which the shareowners of the Company prior to the merger wind up owning 50% or less of the surviving corporation; or
(iv)	a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.

      Under the Special Severance Agreements with the named executive officers, severance pay would equal two and one half years’ base salary and bonus. Medical, life and disability benefits would be provided at the expense of the Company for the lesser of (i) 30 months or (ii) the number of months remaining until the executive’s 65th birthday. The Company would pay in a single payment an amount equal to the value of the benefit the executive would have accrued under the Company’s pension plans had the executive remained in the employ of the Company for an additional 30 months or until his or her 65th birthday, if earlier.

      Upon a Change in Control and termination of the executive’s employment, (a) all options outstanding on the date of such termination of employment would become immediately and fully exercisable and (b) all restrictions upon any restricted shares would lapse immediately and all such shares would become fully vested.

      During any fiscal year in which a Change in Control occurs, each participant in the Annual Incentive Plan (a) whose employment is terminated prior to the end of such year or (b) who is in the employ of the Company on the last day of such year would be entitled to receive, within thirty (30) days thereafter, a cash payment equal to the greater of (i) his or her target bonus award for such year or (ii) the average of the awards paid or payable to him or her under the Annual Incentive Plan for the two most recent fiscal years ended prior thereto. Any amount to be paid to a participant who is not employed for the entire fiscal year would be prorated. Such payment would be made whether or not the Company has paid any cash dividend in the fiscal year.

ITEM 2

RATIFICATION OF APPOINTMENT OF AUDITORS

Your Board of Directors Recommends a Vote “For” This Proposal

      The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying action of the Audit Committee, reappointing the firm of PricewaterhouseCoopers LLP (“PwC”) Certified Public Accountants, as independent auditors to perform an audit of the accounts of the Company for fiscal 2005. The names of the Directors serving on the Audit Committee are indicated on page 10, under the heading “Board Committees.” The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if PwC declines to act or becomes incapable of acting, or if their employment is discontinued, the Audit Committee will appoint other auditors whose continued employment after the 2005 Annual Meeting of the Shareowners will be subject to ratification by the Shareowners.

      Representatives of PwC will be at the 2004 Annual Meeting to make a statement if they desire to do so and to answer questions.

      For fiscal 2004 PwC also examined the separate financial statements of certain of the Company’s foreign subsidiaries and provided other audit services to the Company in connection with SEC filings, review of quarterly financial statements and audits of certain employee benefit plans.

ITEM 3

RE-APPROVAL OF CAMPBELL SOUP COMPANY

ANNUAL INCENTIVE PLAN

Your Board of Directors Recommends a Vote “For” This Proposal

      The Campbell Soup Company Annual Incentive Plan (“AIP”), which is the annual bonus program, has been in effect for 47 years. The Shareowners first approved the AIP at the 1957 Annual Meeting, and most recently in amended form at the 1999 Annual Meeting. The AIP must be resubmitted to the Shareowners for approval at least once every five years. The AIP is being submitted at the 2004 Annual Meeting for re-approval by a majority of the votes cast at the meeting. Except as otherwise specified in the proxy, proxies will be voted for approval. The full text of the AIP is set forth in Appendix B and should be referred to for a complete description of its terms and conditions.

      The purpose of the AIP is to attract, motivate and retain higher caliber employees and to provide meaningful individual and group incentives within the Company and its subsidiaries. The Plan is administered by the Compensation and Organization Committee (“Committee”) of the Board of Directors. The Committee has the discretion to determine the aggregate amount of money to be used for awards based upon competitive compensation practices and such measures of the Company’s performance as the Committee selects from time to time. The Committee also determines the total bonus pool available for all participants. Approximately 1,400 key employees are eligible to receive incentive compensation under the AIP. The bonuses paid during the last three years to the six highest paid executives are set forth on page 20. The Committee and the Board are prohibited from making any awards for a fiscal year in which no cash dividend is paid on Campbell stock, except following a Change of Control as defined on page 25.

      Individual awards for approximately the top 30 executives are determined annually by the Committee in accordance with performance goals established by the Committee at the beginning of the fiscal year. For executive officers who are “covered employees” under Section 162(m) of the Internal Revenue Code, the performance goals will be comprised of specified annual levels of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measures, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity or return on capital. The Committee will disregard or offset the effect of certain extraordinary items, such as restructuring charges, gains or losses on the disposition of a business, changes in tax or accounting laws or the effects of a merger or acquisition, in determining the attainment of performance goals for these individuals. The Committee may reduce (but not increase) the amount payable to these individuals in its sole discretion. For awards not intended to comply with Section 162(m) of the Internal Revenue Code, the Committee may establish performance goals based on other performance criteria as it deems appropriate. No award or awards may be granted to any participant for one fiscal year that exceeds $5 million. The performance goals used for fiscal 2004 are described on page 17.

      Awards under the AIP are payable in cash, unless the Committee approves the conversion of the award into stock options, restricted stock or unrestricted stock pursuant to the Company’s long-term incentive plan. Additionally, eligible participants may elect to defer all or a portion of their AIP award in accordance with the terms of the Company’s Deferred Compensation Plan.

      During any fiscal year in which a Change in Control (as defined on page 25) occurs, each participant whose employment is terminated prior to the end of such fiscal year (other than for “cause”) or who is in the employ of the company on the last day of such fiscal year will be entitled to an award payment equal to the greater of (1) such participant’s target award for such fiscal year or (2) the average of the awards paid under the plan to such participant for the two most recent fiscal years ended prior to the fiscal year in which the Change in Control occurs. In the case of a participant whose employment was terminated prior to the end of the fiscal year, the amount of the award will be prorated based on the date of termination and the amount of severance bonus received by such participant. Additionally, for a two-year period following a Change in Control, the plan may not be terminated or amended with certain limited exceptions.

      Since the Committee determines awards under the AIP based upon the achievement of certain performance criteria which are not presently determinable, it is not possible to determine the amounts that will be received by any participant in the AIP at this time.

Securities Authorized for Issuance under Equity Compensation Plans

      The following table provides information about the Company’s Capital Stock that may be issued under the Company’s equity compensation plans as of August 1, 2004:

	Number of	Weighted-	Number of Securities
	Securities to be	Average	Remaining Available For
	Issued Upon	Exercise Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding	Options,	(Excluding Securities
	Options, Warrants	Warrants and	Reflected in the First
Plan Category	and Rights (a)	Rights (b)	Column) (c)

Equity Compensation Plans Approved by Security Holders(1)	35,774,544	$28.18	32,097,311

Equity Compensation Plans Not Approved by Security Holders(2)	1,174,909	N/A	N/A

Total	36,949,453	N/A	32,097,311

(1)	Column (a) represents stock options granted under the 2003 Long-Term Incentive Plan, 1994 Long-Term Incentive Plan and the 1984 Long-Term Incentive Plan. No additional awards can be made under the 1994 Long-Term Incentive Plan or the 1984 Long-Term Incentive Plan. Column (c) represents the maximum amount of future equity awards that can be made under the 2003 Long-Term Incentive Plan as of August 1, 2004, which may take the form of stock options, stock appreciation rights, performance unit awards, restricted stock, restricted performance stock or stock awards. In the event any award (or portion thereof) under the 1994 Long-Term Incentive Plan lapses, expires or is otherwise terminated without the issuance of any Company stock or is settled by delivery of consideration other than Company stock, the maximum number of future equity awards that can be made under the 2003 Long-Term Incentive Plan automatically increases by the number of such shares.

(2)	The Company’s Deferred Compensation Plan (the “Plan”) allows participants the opportunity to invest in various book accounts, including a book account that tracks the performance of the Company’s stock (the “Stock Account”). Upon distribution, participants may receive the amounts invested in the Stock Account in the form of shares of Campbell stock. Column (a) represents the maximum number of shares that could be issued upon a complete distribution of all amounts in the Stock Account. This calculation is based upon the amount of funds in the Stock Account as of August 1, 2004 and a $25.59 share price, which was the closing price of a share of Company stock on July 30, 2004 (the last business day before August 1, 2004). 767,096 of the total number of shares that could be issued upon a complete distribution of the Plan are fully vested, and 407,813 of the shares are subject to restrictions.

Deferred Compensation Plan

      The Compensation and Organization Committee of the Board of Directors approved the Plan. The Plan is an unfunded plan maintained for the purpose of providing the Company’s Directors and U.S.-based executives and key managers the opportunity to defer a portion of their earned compensation. Plan participants may defer a portion of their base salaries and all or a portion of their annual incentive compensation, long-term incentive awards, certain stock option gains (eliminated following fiscal 2004) and director retainers and fees. The Plan was not submitted for security holder approval because it does not provide additional compensation to participants. It is a vehicle for participants to defer earned compensation, and phantom stock units are credited to each participant’s account based upon the full current market value of the Company’s stock.

      Each participant’s contributions to the Plan are credited to an investment account in the participant’s name. Gains and losses in the participant’s account are based on the performance of the investment choices the participant has selected. Four investment choices are available, including the Stock Account. In addition to the Stock Account, participants also generally have the opportunity to invest in (i) a book account that tracks the performance of Fidelity’s Spartan U.S. Equity Index Fund, (ii) a book account that tracks the performance of Fidelity’s Puritan Fund, and (iii) a book account that credits interest at the Wall Street Journal indexed prime rate (determined on November 1 for the subsequent calendar year).

      A participant may reallocate his or her investment account at any time among the four investment choices, except that (i) stock option gains must be invested in the Stock Account, (ii) restricted stock awards must be invested in the Stock Account during the restriction period and (iii) reallocations of the Stock Account must be made in compliance with the company’s policies on trading Company stock. Dividends on amounts invested in the Stock Account may be reallocated among the four investment accounts. The Company credits a participant’s account with an amount equal to the matching contribution that the Company would have made to the participant’s 401(k) Plan account if the participant had not deferred compensation under the Plan. In addition, for those individuals whose base salary and annual incentive compensation exceed the Internal Revenue Service indexed compensation limit for the 401(k) Plan, the Company credits such individual’s account with an amount equal to the contribution the Company would have made to the 401(k) Plan but for the compensation limit. These Company contributions vest in 20% increments over the participant’s first five (5) years of credited service; after the participant’s first five (5) years of service, the Company contributions vest automatically. Except as described above, there is no Company match on deferred compensation.

      For terminations and retirements, a participant’s account is generally paid out in accordance with the last valid distribution election made by the participant. The applicable elections include: (i) a lump sum, (ii) 5 annual installments, (iii) 10 annual installments, (iv) 15 annual installments (not available to participants terminated prior to their 55th birthday), and (v) 20 annual installments (not available to participants terminated prior to their 55th birthday). For distributions upon death, if a participant’s beneficiary is his or her spouse, the account is generally paid out in accordance with the last valid death distribution election (or, if there is no death distribution election, the regular distribution election). If a participant’s beneficiary is not his or her spouse, then the account is generally paid out in a lump sum. The Plan administrator has also established procedures for hardship withdrawals and unplanned withdrawals (with a penalty). The current penalty for unplanned withdrawals is 10%. In the event of a Change in Control of the Company (as defined on page 25), the Stock Account is automatically converted into cash based upon a formula provided in the Plan.

SUBMISSION OF SHAREHOLDER PROPOSALS

      Under Rule 14a-8(e) of the Securities Exchange Act of 1934, shareholder proposals intended for inclusion in next year’s proxy statement must be submitted in writing to the Company to the Corporate Secretary at Campbell Place, Camden, New Jersey 08103-1799, and must be received by June 14, 2005.

      Any shareholder proposal submitted for consideration at next year’s annual meeting but not submitted for inclusion in the proxy statement that is received by the Company after August 27, 2005, will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1). For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided 1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and 2) the proponent does not issue a proxy statement.

DIRECTORS AND EXECUTIVE OFFICERS STOCK OWNERSHIP REPORTS

      The federal securities laws require the Company’s Directors and Executive Officers, and persons who own more than ten percent of the Company’s capital stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 1, 2004, all the Company’s Executive Officers, Directors and greater-than-ten-percent beneficial owners made all required filings.

OTHER MATTERS

      The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the Directors’ proxy to vote on such matters in accordance with his or her best judgment.

PROXIES AND VOTING AT THE MEETING

      This statement and the accompanying proxy card are being mailed on or about October 12, 2004, for solicitation of proxies by the Board of Directors for the Annual Meeting of Shareowners of Campbell Soup Company called to be held on November 18, 2004. The mailing address of the Company’s World Headquarters is 1 Campbell Place, Camden, New Jersey 08103-1799.

      Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by Shareowners will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

      This solicitation of proxies is made on behalf of the Board of Directors of the Company with authorization of the Board, and the Company will bear the cost. Copies of proxy solicitation material will be mailed to Shareowners, and employees of the Company may communicate with Shareowners to solicit their proxies. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and the Company will reimburse them for their expenses in so doing at the rates approved by the New York Stock Exchange.

      When a proxy is returned properly dated and signed, the shares represented thereby, including any shares held under the Company’s Dividend Reinvestment Plan, will be voted by the person named as the Directors’ proxy in accordance with each Shareowner’s directions. Proxies will also be considered to be confidential voting instructions to the applicable Trustee with respect to shares held in accounts under the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees, the Campbell Soup Company Savings and 401(k) Plan for Hourly-Paid Employees, and the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan. If participants in these Plans are also Shareowners of record under the same account information, they will receive a single proxy that represents all shares. If the account information is different, then the participants will receive separate proxies. Shareowners of record and participants in savings plans may cast their vote by:

(1)	using the toll-free phone number listed on the proxy solicitation/ voting instruction card;

(2)	using the Internet and voting at the website listed on the proxy card; or

(3)	signing, dating and mailing the proxy card in the enclosed postage paid envelope.

      The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedure allows shareowners to appoint a proxy and the savings plan participants to instruct a plan fiduciary to vote their shares and to confirm their instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy solicitation/voting instruction card.

      Shareowners are urged to cast their votes. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Directors (or, in the case of participants in the Plans referred to above, may be voted at the discretion of the applicable Trustee). This year shareowners may vote their shares by telephone or via the Internet. Please refer to the specific instructions on the enclosed proxy card.

      A Shareowner giving a proxy may revoke it by notifying the Corporate Secretary in writing any time before it is voted. If a Shareowner wishes to give a proxy to someone other than the Directors’ proxy, all three names appearing on the enclosed proxy may be crossed out and the name of another person inserted. The signed proxy card must be presented at the meeting by the person representing the Shareowner.

      Each Shareowner who plans to attend the meeting in person is requested to so indicate in the space provided on the proxy card or as directed when voting by telephone or the Internet. The Company will then be able to mail an admission card to the Shareowner in advance of the meeting. Shareowners who do not have admission cards will need to register at the door.

INFORMATION ABOUT ATTENDING THE MEETING

      The Annual Meeting of Shareowners will be held this year at the Wyndham Reading Hotel, 100 North Fifth Street, Reading, Pennsylvania 19601 that is approximately 5 miles from the Company’s facility in Reading. A map and directions appear at the back of this booklet. Doors to the meeting room will open at 2:00 p.m.

      To obtain an admission ticket by mail in advance and avoid registration lines at the door, simply indicate that you plan to attend the meeting by marking the appropriate box on the proxy card and return it in the envelope provided. If you do not wish to send the proxy card, you may obtain an admission card by sending a written request in the envelope. Shareowners who do not have admission cards will need to register at the door.

      If you do not own shares in your own name, you should have your broker or agent in whose name the shares are registered call (856) 342-6122, fax (856) 342-3889, or write to the Office of the Corporate Secretary at Campbell Place, Camden, NJ 08103-1799 to request a ticket before

November 10, 2004. Otherwise you must bring proof of ownership (e.g., broker’s statement) in order to be admitted to the meeting.

      It is important that your shares be represented and voted at the meeting. Please fill out, sign, date and return the accompanying proxy card or vote by phone or via the Internet as soon as possible, whether or not you plan to attend the meeting.

By order of the Board of Directors,

John J. Furey Vice President and Corporate Secretary

Camden, New Jersey

October 12, 2004

Appendix A for 2004 Proxy Statement

Note: The above documents are also available on the Company’s website (www.campbellsoupcompany.com) in the governance section.

CAMPBELL SOUP COMPANY

CORPORATE GOVERNANCE STANDARDS

September 23, 2004

Composition of the Board and Qualifications of Directors

1.	Pursuant to the Company’s By-Laws, the Board currently consists of 16 directors. A substantial majority of the Board shall be composed of directors who meet the requirements for independence established by the New York Stock Exchange. The Board shall make a determination at least annually as to the independence of each director, in accordance with standards that are disclosed to the shareowners.

2.	All directors should be persons of the highest integrity, who abide by exemplary standards of business and professional conduct. Directors should possess the skills and judgment, and the commitment to devote the time and attention, necessary to fulfill their duties and responsibilities.

3.	Directors are elected by the shareowners at the Annual Meeting of Shareowners for a one-year term, to serve until the next Annual Meeting. In the event of vacancies on the Board, the Board may elect directors to serve until the next Annual Meeting.

4.	The Chief Executive Officer is currently the only employee of the Company nominated by the directors to serve on the Board. The Board believes that, as a general rule, former Campbell executives should not serve as directors of the Company.

5.	The Board believes that service on the boards of other companies, and of civic and charitable organizations, enhances the experience and perspective of directors, but may also limit their time and availability. To ensure that all members of the Board have sufficient time to devote proper attention to their responsibilities as directors of the Company, the Governance Committee shall annually review the other board commitments of each director on a case-by-case basis.

6.	No person may serve as a director if he or she is employed by a major supplier, customer or competitor of Campbell. In addition, no person may serve as a director if he or she, or a member of his or her immediate family (as defined in the Listing Standards of the New York Stock Exchange), is an executive officer of another company for which an executive officer of Campbell serves on the compensation committee of the board of directors, or of a non-for-profit organization that receives substantial contributions from Campbell or the Campbell Soup Foundation.

7.	A director shall notify the Chair of the Governance Committee prior to accepting an invitation to serve on the board of another company or a not-for-profit organization. The Governance Committee shall evaluate and advise the Board whether, by reason of conflicts in regular meeting schedules or business or competitive considerations, simultaneous service on the other board may impede the director’s ability to fulfill his or her responsibilities to Campbell.

8.	A director who changes his or her principal employment, position, or professional role or affiliation following election or re-election to the Board shall tender his or her resignation for consideration by the Governance Committee and decision by the Board.

9.	Directors are required to own at least 2,000 Campbell shares within one year of election, and 6,000 shares within three years of election.

10.	The Board believes that the judgment as to the tenure of an individual director should rest on an assessment by the Governance Committee of his or her performance and contributions to the Board. Accordingly, there is no predetermined limit on the number of one-year terms to which a director may be re-elected prior to his or her 70th birthday. No person may stand for election to the Board after age 70.

Responsibilities of Directors

11.	The Board believes that the primary responsibilities of directors are to exercise their business judgment in good faith, to act in what they reasonably believe to be the best interest of all shareowners, and to ensure that the business of the Company is conducted so as to further the long-term interests of its shareowners.

12.	Directors shall receive and review appropriate materials in advance of meetings relating to matters to be considered or acted upon by the Board and its committees. Directors are expected to prepare for, attend and participate actively and constructively in all meetings of the Board and of the committees on which they serve.

13.	Directors are expected to become and remain well informed about the business, performance, operations and management of the Company; general business and economic trends affecting the Company; and principles and practices of sound corporate governance.

14.	In consultation with the Governance Committee, management shall provide programs for director orientation in which all new directors are expected to participate, and information to all directors about programs for continuing director education in areas of importance to the Company.

15.	A director shall not participate in the discussion of or decision on any matter in which he or she has a personal, business or professional interest other than his or her interest as a shareowner of the Company. Directors shall promptly inform the Chairman of the Board regarding any actual or potential conflict of interest.

Composition of Board Committees

16.	The Board shall establish such standing committees as it deems appropriate and in the best interests of the Company. The current standing committees of the Board are the Audit Committee, the Compensation and Organization Committee, the Finance and Corporate Development Committee, and the Governance Committee.

17.	The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies or new positions occur, the members of the standing committees and the committee chairs. The Governance Committee shall annually review the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

18.	All members of the Audit, Governance, and Compensation and Organization Committees shall meet the independence requirements of the New York Stock Exchange.

19.	Directors who serve on the Audit Committee shall also meet the requirements as to independence, experience and expertise for audit committee members established by the New York Stock Exchange and applicable laws and regulations. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission.

20.	No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

Board Operations

21.	The Board shall determine the number of regular meetings to be scheduled each year, and shall meet more frequently as circumstances may require.

22.	The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies occur, a Chairman of the Board. When the Chief Executive Officer of the Company also holds the position of Chairman of the Board, the Chair of the Governance Committee will serve as the Lead Director to preside at executive sessions of non-management directors and provide oversight for the effective functioning of the Board.

23.	Upon consultation with the Chief Executive Officer, the Chairman shall annually establish an agenda of the matters that are expected to be considered and acted upon by the Board during the following year. The annual schedule shall be provided to the full Board for review and comment. In addition, the CEO shall review with the Chairman of the Board, prior to each Board meeting, the agenda for the meeting and the nature and scope of the materials that will be furnished to the directors in advance of the meeting.

24.	The agenda will provide for an executive session of non-management directors (as defined by the New York Stock Exchange) at every regularly scheduled Board meeting, and for an executive session of independent directors at least once a year. The Chairman of the Board, or, when appropriate, the Chair of the Governance Committee, acting in the capacity of Lead Director, shall preside at executive sessions.

25.	Directors shall have unfettered access to management and employees of the Company and to its inside and outside counsel and auditors. Executive officers and other senior management are expected to be present at Board meetings at the invitation of the Board.

26.	The Board shall establish methods by which interested parties may communicate directly with the Chairman or Lead Director, or with the non-management directors as a group, and shall cause such methods to be disclosed in the proxy statement.

27.	The Board and each of its committees are authorized to retain such independent legal, financial or other advisors as they may deem necessary or appropriate to carry out their duties.

28.	Directors’ fees (including, in the case of a non-executive Chairman of the Board, the Chairman’s annual retainer and any additional compensation approved by the Board) will be the sole compensation that any director who is not an employee of Campbell receives, directly or indirectly, from the Company. The form and amount of director compensation shall be based on principles recommended by the Governance Committee and adopted by the Board, and shall be reviewed annually by the Governance Committee. The current principles provide that annual director compensation shall be set at the median of a group of 13 food companies, and shall be delivered 50% in stock options, 30% in unrestricted shares and 20% in cash unless a director elects to receive his or her compensation entirely in the form of stock options.

29.	The Governance Committee shall be furnished annually with a report identifying any charitable contributions or pledges made by the Company during the last year, in the aggregate amount of $25,000 or more, to any entity for which a director serves as an executive officer.

Committee Operations

30.	Each standing committee of the Board will have a charter that is approved by the Board and sets forth the purposes, duties and responsibilities of the committee. At least annually, the members of each committee will evaluate the adequacy of the committee’s charter, and will conduct an evaluation of its performance and effectiveness in fulfilling the duties and responsibilities set forth in the charter.

31.	The chair of each standing committee, in consultation with management, shall annually establish agendas of the matters that are expected to be considered and acted upon by the committee during the following year. The annual schedule shall be provided to committee members for review and comment. Management will review with the chair of each committee, prior to each meeting, the agenda for the meeting and the nature and scope of the materials that will be furnished to the committee members in advance of the meeting.

32.	The chair of each committee shall report to the Board following each meeting of the committee on the principal matters reviewed or approved by the committee and its recommendations as to actions to be taken by the Board. All directors will receive copies of all minutes of standing committee meetings.

33.	The Audit Committee shall have the sole authority and responsibility to select, appoint, evaluate and replace the Company’s independent auditors, subject only to ratification by the shareowners, and to approve audit engagement fees and terms. The Audit Committee shall approve in advance all audit services and all permissible non-audit services to be provided by the independent auditors.

34.	The Audit Committee shall meet periodically with senior management, the internal auditors, and the Company’s independent auditors, in separate executive sessions.

35.	The Governance Committee shall have sole authority to retain and terminate any search firm used to assist in the identification of director candidates, and any compensation consultant retained to assist in the design or evaluation of director compensation, including sole authority to approve their fees and other retention terms.

36.	The Governance Committee shall lead the Board in an annual self-evaluation of the performance and effectiveness of the Board and its committees, and shall report the results of the evaluation to the shareowners in the proxy statement. The Governance Committee shall also assess, on the basis of established criteria, the performance of each director standing for re-election at the next Annual Meeting of Shareowners.

37.	The Compensation and Organization Committee shall have sole authority to retain and terminate any compensation consultant used to assist in the design or evaluation of executive compensation for the Chief Executive Officer or senior management, including sole authority to approve the consultant’s fees and other retention terms.

Oversight of the Business and Management

38.	The Board shall review and approve fundamental financial and business strategies and major corporate actions and an annual operating plan that integrates strategic plan milestones, and regularly evaluate business performance and results in light of the operating plan.

39.	The Board shall develop principles and policies for the selection of the Chief Executive Officer and the assessment of his or her performance. The Compensation and Organization Committee shall lead the Board at least annually in an evaluation of the performance of the CEO. The results of the evaluation shall be reviewed in one or more meetings of non-management directors at which the CEO is not present.

40.	The Compensation and Organization Committee shall recommend to the Board plans and policies regarding the succession of the CEO in the event of an emergency or the CEO’s retirement. The CEO shall provide to the Board, on an ongoing basis, recommendations regarding a successor to be appointed in such an event.

41.	The Chief Executive Officer will report at least annually to the Compensation and Organization Committee his or her evaluation of the senior management of the Company.

42.	The Chief Executive Officer will report annually to the Compensation and Organization Committee on the Company’s executive organization and principal programs for management development and planning for executive succession. The Committee will evaluate and report annually to the Board on the effectiveness of these processes.

43.	The Board shall approve a Code of Business Conduct and Ethics applicable to directors, officers and employees of the Company, which prohibits retaliation in any form against anyone who reports suspected violations. Any amendments to the Code or waivers of its provisions for directors or executive officers shall be approved by the Audit Committee and promptly disclosed to shareowners.

Executive Compensation

44.	With input from the other independent directors, the Compensation and Organization Committee shall annually approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer. The CEO will report to the Board on progress in achieving these goals. Together with the other independent directors, the Compensation and Organization Committee shall determine the CEO’s compensation based on the Board’s evaluation of his or her performance in light of these goals and objectives.

45.	All equity-based compensation plans shall be approved by the shareowners.

46.	Incentive compensation plans will be based on principles and policies for executive compensation recommended by the Compensation and Organization Committee and approved by the Board.

47.	By the terms of the shareowner-approved incentive plan, stock options may not be repriced.

48.	Pursuant to the Company’s program relating to ownership of Campbell stock by executives, approximately the 90 most senior executives of the Company must retain a portion of the equity compensation they receive until they own Campbell stock valued at varying amounts ranging from $300,000 to $5,750,000, depending upon their positions. Restricted stock and stock options, including vested stock options, do not count toward satisfaction of this requirement.

Shareowners

49.	All shareowners have equal voting rights.

50.	The Board will develop, approve and annually review Corporate Governance Standards that are disclosed each year to shareowners in the proxy statement.

STANDARDS FOR THE DETERMINATION OF

DIRECTOR INDEPENDENCE

      A director shall be considered independent if the Board determines that the director does not have, directly or indirectly, any material relationship with the Company. In making this determination the Board shall broadly consider all relevant facts and circumstances.

      Under the Company’s Corporate Governance Standards, directors’ fees are the sole compensation that any director who is not an employee of Campbell may receive, directly or indirectly, from the Company. The Board has established the following additional standards to assist it in determining director independence. For the purposes of these standards, the term “immediate family member” shall have the meaning given in the Listing Standards of the New York Stock Exchange.

1.	A director will not be considered independent if, within the preceding three years:

(a)	the director was employed by the Company, or an immediate family member of the director was employed as an executive officer of the Company;

(b)	the director or an immediate family member of the director received direct compensation from the Company exceeding $100,000 per year, other than (i) director or committee fees, (ii) pension or other forms of deferred compensation for prior service that are not contingent on continued service, (iii) compensation for former service as an interim chairman or CEO, or (iv) compensation received by an immediate family member for services as a non-executive employee of the Company.

(c)	the director was employed by or affiliated with the Company’s present or former independent auditor;

(d)	an immediate family member of the director was employed in a professional capacity by, or affiliated with, the Company’s present or former independent auditor;

(e)	an executive of Campbell served on the compensation committee of the board of directors of another company that employed the director or a member of the director’s immediate family as an executive officer;

(f)	the director is an employee or executive officer of, or an immediate family member of the director is an executive officer of, another company that does business with Campbell, and the annual sales to or purchases from that company account for the greater of $1 million or 2% of such company’s gross revenues; or

(g)	the director is an executive officer of another company that is indebted to Campbell, or to which Campbell is indebted, and the total amount of either company’s indebtedness to the other exceeds 1% of the total consolidated assets of the company where the director serves as an executive officer.

2.	A director who serves as an executive officer of a not-for-profit entity shall not be considered to have a material relationship with the Company if the discretionary contributions made to the entity by Campbell or the Campbell Soup Foundation (excluding matching grants) during the preceding three years are less than $25,000 or 2% (whichever is greater) of the entity’s most recent publicly available operating budget.

3.	With respect to any relationship that is not covered by the guidelines in paragraphs 1 and 2 above, the members of the Board who satisfy the standards for independence set forth in those guidelines shall make a determination, based on all relevant facts and circumstances, as to whether or not the relationship is material, and therefore whether the director who has the relationship shall be considered independent. The Company will disclose and explain the basis for any determination that such a relationship is not material in its next proxy statement. The Company will also disclose and explain the basis for any determination of independence for a director who does not satisfy the guidelines in paragraphs 1 and 2 above.

      Pursuant to the requirements of U.S. law, the Company does not make any personal loans or extensions of credit to any director, or any arrangements for the extension of credit to any director.

      The Company’s conflicts of interest policy requires the disclosure of any personal interest, influence, relationship or other situation that might constitute or be perceived as a potential conflict of interest. Each director is required annually to submit a signed statement attesting to his or her awareness of and compliance with this policy. In addition, under the Company’s Corporate Governance Standards, directors are required promptly to inform the Chairman of the Board regarding any actual or potential conflict of interest.

COMMUNICATING CONCERNS TO THE BOARD OF DIRECTORS

      Any person who has a concern about Campbell’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the Board of Directors. Concerns may be submitted in writing to the Chairman of the Board or to the non-management directors as a group in care of the Office of the Corporate Secretary at the Company’s headquarters, or by email to directors@campbellsoup.com. Concerns may also be communicated to the Board by calling the following toll-free Hotline telephone number in the U.S. and Canada: 1-800-210-2173. To place toll-free calls from other countries in which the Company has operations, please see the instructions listed in the governance section of the Company’s website at www.campbellsoupcompany.com. Any concern relating to accounting, internal accounting controls or auditing matters will be referred both to the Chairman and to the Chair of the Audit Committee.

      Campbell policy prohibits the Company and any of its employees from retaliating in any manner, or taking any adverse action, against anyone who raises a concern or helps to investigate or resolve it.

However, anyone who prefers to raise a concern in a confidential, anonymous manner may do so by calling the Hotline.

      Concerns communicated to the Board will be addressed through the Company’s regular procedures for addressing such matters. Depending upon the nature of the concern, it may be referred to the Company’s Internal Audit Department, the Legal or Finance Department, or other appropriate departments. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the full Board, or that they receive special treatment, including the retention of outside counsel or other outside advisors.

      The status of concerns communicated to the Board will be reported periodically to the Chairman and/or the Chair of the Audit Committee, as appropriate.

CAMPBELL SOUP COMPANY

CHARTER OF THE AUDIT COMMITTEE

September 23, 2004

      The Audit Committee is appointed by the Board of Directors and consists of four or more independent directors. All members of the Committee meet the requirements as to independence, experience and expertise established by the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934 and other applicable laws and regulations. At least one member of the Committee is an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission (“SEC”). No member of the Committee simultaneously serves on the audit committees of more than two other public companies.

      The Committee meets at least six times per year, and more frequently as circumstances require. The Committee meets periodically with management, the internal auditors, and the Company’s independent auditors, in separate executive sessions.

      The Committee’s purpose is to assist the Board in its oversight of (1) the integrity of the Company’s financial statements and financial reporting process, (2) the qualifications and independence of the independent auditors, (3) the performance of the independent auditors and of the Company’s internal audit function, and (4) compliance by the Company with legal and regulatory requirements.

      The Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the Company’s independent auditors, and to approve all audit engagement fees and terms. It is directly responsible for the oversight of the work of the independent auditors, including resolution of any disagreements between management and the independent auditors regarding financial reporting. The independent auditors report directly to the Audit Committee.

      The responsibilities of the Committee include the following:

Engagement and Oversight of the Independent Auditors

1.	To evaluate the qualifications, performance and independence of the Company’s independent auditors, and to select the independent auditors for the forthcoming fiscal year, subject only to ratification by the shareowners.

2.	To review at least annually a report from the independent auditors delineating the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, by peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, relating to any audit conducted by the firm, and the response of the firm, including any steps taken to deal with any such issues.

3.	To review at least annually all relationships between the Company and the independent auditors, as part of its evaluation of the auditors’ objectivity and independence.

4.	To review and evaluate the senior members of the independent audit team, and consider whether and when members of the team should be rotated so as to assure their continuing independence. The Committee shall also consider whether and when the audit firm itself should be rotated in order to assure continuing auditor independence, and present its conclusions to the full Board.

5.	To pre-approve all audit services and all permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors. From time to time, the Committee may delegate its authority to pre-approve non-audit services to one or more Committee members. Any such approvals shall be reported to the full Committee at the next Audit Committee meeting.

Oversight of Financial Statements and Disclosure

6.	To review and discuss with management and the independent auditors the annual audited financial statements of the Company, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations and all matters required to be discussed under generally accepted auditing standards, listing standards and applicable law, and recommend to the Board whether the audited financial statements should be included in the Company’s Report on Form 10-K.

7.	To review and discuss with management and the independent auditors the interim financial statements to be included in the Company’s quarterly reports to be filed with the SEC, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations and all matters required to be discussed under generally accepted auditing standards, listing standards and applicable law.

8.	To discuss generally with management the types of information to be disclosed and the type of presentation to be made in earnings press releases, as well as the nature of the financial information and earnings guidance to be provided to analysts and rating agencies.

9.	To review the Company’s financial reporting and accounting principles and standards, including any significant changes in the Company’s selection or application of such principles and standards; analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company.

10.	To review at least quarterly a report from the independent auditors on (a) all critical accounting policies and practices used by the Company, (b) all alternative GAAP accounting treatments related to material items discussed with management, and (c) other material written communications between the independent auditors and the Company.

11.	To review and discuss with the independent auditors the scope and results of the audit of the Company’s financial statements; significant reports to management prepared by the independent auditors; and any problems or difficulties the independent auditors encountered in the course of the audit work, and management’s response.

Oversight of Internal Audit Function and Risk Management

12.	To review at least annually the organization, performance, responsibilities, budget and staffing of the internal audit function, and to review and concur in the appointment and termination of the executive in charge of that function.

13.	To review at least annually the internal audit plan; the results of the internal audit; significant reports to management prepared by the internal auditors or summaries thereof; and any problems or difficulties the internal auditors encountered in the course of their work, and management’s response.

14.	To review the Company’s policies and practices with respect to risk assessment and risk management, including its major financial risk exposures, and the steps management has taken to monitor and control such exposures.

Oversight of Compliance

15.	To review with management, the internal auditors and the independent auditors, as appropriate, the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies or material weaknesses in the design or operation of such controls, any special audit steps or corrective action taken, and any fraud involving management or other employees with a significant role in such controls.

16.	To review with the CEO and CFO the Company’s disclosure controls and procedures, and management’s conclusions as to the adequacy and effectiveness of such disclosure controls and procedures.

17.	To review significant legal and regulatory exposures, and to review with the independent auditors any information coming to their attention indicating that an illegal act has or may have occurred that could have a material effect on the Company’s financial statements.

18.	To review at least annually the Company’s legal compliance program, and compliance with the Company’s conflicts of interest program.

19.	To review annually, recommend any proposed changes to, and oversee compliance with, the Company’s Code of Business Conduct and Ethics, and to approve any amendments to or waivers of the Code for directors or executive officers.

20.	To establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by Campbell employees of concerns regarding questionable accounting or auditing matters.

21.	To set policies for the hiring of employees or former employees of the Company’s independent auditors.

Report

22.	To prepare the report that is required by the rules of the SEC to be included in the Company’s annual proxy statement.

      While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

* * *

●	The Chair reports to the Board following each meeting of the Committee on the principal matters reviewed or approved by the Committee and its recommendations as to actions to be taken by the Board. The Committee also reviews with the full Board any significant issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

●	The Committee conducts an annual evaluation of its own performance and of the adequacy of its charter, and reports to the Governance Committee of the Board on the results of these evaluations.

●	The Committee has the sole authority and necessary funding to retain and obtain advice and assistance from internal or external legal, accounting, or other advisors, as the Committee may deem appropriate in its sole discretion, including sole authority to approve the advisors’ fees and other retention terms.

CAMPBELL SOUP COMPANY

CHARTER OF THE
COMPENSATION AND ORGANIZATION COMMITTEE

September 23, 2004

      The Compensation and Organization Committee is appointed by the Board of Directors and consists of five or more independent directors. All members of the Committee meet the requirements as to independence established by the New York Stock Exchange, and qualify as “non-employee directors” (for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934) and as “outside directors” (for the purposes of Section 162(m) of the Internal Revenue Code of 1986). The Committee normally meets six times per year, and more frequently as circumstances require.

      The Committee’s purposes are to oversee compensation and organization matters affecting the Company, including compensation and benefits policies, performance and compensation of the Company’s senior executives, management development and succession planning, and major organization changes; to discharge the Board’s responsibilities relating to compensation of the Company’s executives; and to prepare the report on executive compensation that is included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the U.S. Securities and Exchange Commission.

      The responsibilities of the Committee include the following:

1.	To review and approve annually, and review with the other independent directors, the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, and to conduct an annual evaluation by all independent directors of the performance of the Chief Executive Officer in light of those goals and objectives.

2.	To determine and approve the compensation of the Chief Executive Officer, including base salary, annual incentive compensation, long-term incentive compensation (including stock options and restricted stock), and any other compensation, perquisites or special or supplemental benefits. In determining compensation of the CEO, the Committee considers, among other factors, the annual performance evaluation of the CEO, the Company’s performance and relative shareowner return, the value of similar incentive compensation awards to CEOs at comparable companies, the awards given to the CEO in prior years, and the quality of earnings. The committee’s determinations regarding CEO compensation, and the considerations affecting its decisions, are reviewed with the other independent directors.

3.	To develop and recommend to the Board, and periodically review, the Company’s principles and policies for determining the form and amount of executive compensation.

4.	To review and approve the compensation of the Company’s executive officers and other selected senior executives individually, including base salary, annual incentive compensation, long-term incentive compensation (including stock options and restricted stock), and any other compensation, perquisites or special or supplemental benefits (approximately 30 executives).

5.	To review and approve any employment agreements, severance arrangements and change in controls agreements or provisions relating to the Company’s executives.

6.	To recommend to the Board adoption of or amendments to incentive compensation plans and equity-based plans, and to discharge the responsibilities of the Board under such plans, including the administration, review, approval and modification of awards; provided, however, that all equity-based compensation plans must be approved by the shareowners.

7.	To review and approve the Company’s compensation policies and programs, including the apportionment of pay among base salary and short-term and long-term incentive compensation; the design of incentive compensation programs (including the performance goals and mea-

sures); and the aggregate amount of incentive compensation to be allocated annually to employees.

8.	To review the Company’s principal benefits policies and recommend to the Board significant changes in the design of employee benefit plans, including pension and 401(k) plans.

9.	To develop and recommend to the Board, and monitor compliance with, the Company’s requirements with respect to stock ownership by executives.

10.	To review and evaluate the Company’s executive organization and principal programs for executive development and succession planning, and report annually to the Board on the adequacy and effectiveness of these processes.

11.	To review major organizational changes, and to review and discuss at least annually the Chief Executive Officer’s evaluation of management.

12.	To recommend to the Board plans and policies regarding the succession of the CEO in the event of an emergency or the CEO’s retirement.

13.	To prepare the report on executive compensation that is required to be included in the Company’s annual proxy statement under the rules of the U.S. Securities and Exchange Commission.

* * *

●	The Chair reports to the Board following each meeting of the Committee on the principal matters reviewed or approved by the Committee and its recommendations as to actions to be taken by the Board.

●	The Committee conducts an annual evaluation of its own performance and of the adequacy of its charter, and reports to the Governance Committee of the Board on the results of these evaluations.

●	The Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the design or evaluation of CEO or senior executive compensation, including authority to approve the consultant’s fees and other retention terms. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

●	Subject to the requirements of applicable laws, regulations and shareowner-approved plans, the Committee has the authority to delegate any of its responsibilities to subcommittees, as it deems appropriate.

CAMPBELL SOUP COMPANY

CHARTER OF THE GOVERNANCE COMMITTEE

September 23, 2004

      The Governance Committee is appointed by the Board of Directors and consists of three or more directors, all of whom meet the requirements as to independence established by the New York Stock Exchange. The Committee normally meets four times per year, and more frequently as circumstances require.

      The Committee’s purpose is to oversee matters relating to the composition, organization and effectiveness of the Board and its committees, including (i) the identification of persons qualified to become Board members, consistent with criteria approved by the Board, (2) recommendation of director nominees for approval by the Board and nomination for election at the Annual Meeting of Shareowners, and (3) development, recommendation and review of corporate governance standards for the Company.

The responsibilities of the Committee include the following:

1.	To make recommendations regarding the composition, organization, structure and operations of the Board and its committees.

2.	To recommend to the Board criteria for the selection of new directors and oversee their recruitment.

3.	To recommend ongoing qualification standards for directors, including standards for determination of director independence, criteria for evaluation of director performance, and policies regarding director tenure, retirement and succession.

4.	To investigate, review and evaluate the qualifications of candidates for membership on the Board and to assess the contributions and performance of directors eligible for re-election.

5.	To recommend director nominees for approval by the Board and nomination for election at the Annual Meeting of Shareowners, or, in the event of vacancies on the Board between meetings of shareowners, nominees for election by the Board until the next Annual Meeting.

6.	To recommend the functions and monitor the operations of the Board committees, and recommend criteria for committee membership.

7.	To recommend the appointment and removal of committee members and committee chairs.

8.	To recommend candidates for the position of Chairman of the Board, and investigate, review and evaluate the qualifications of candidates for Chairman.

9.	To make recommendations regarding the compensation of directors who are not employees of the Company, including principles for determining the form and amount of director compensation and for reviewing those principles as appropriate.

10.	To oversee and make recommendations regarding matters of corporate governance, including orientation of new directors and continuing education of directors, and the respective roles of the Board, the Board committees and the individual directors in the Company’s governance process.

11.	To review annually, and recommend any proposed changes to, the Company’s Corporate Governance Standards.

12.	To develop and recommend to the Board processes for annual self-evaluation of the performance and effectiveness of the Board and its committees and for annual evaluation of the Chairman of the Board, and oversee and report to the Board on the results of these evaluations.

13.	To review and report to the Board on the annual self-evaluations of the other standing committees.

* * *

●	When the Chief Executive Officer of the Company also holds the position of Chairman of the Board, the Chair of the Governance Committee has the additional title and duties of Lead Director.

●	The Chair reports to the Board following each meeting of the Committee on the principal matters reviewed or approved by the Committee and its recommendations as to actions to be taken by the Board.

●	The Committee conducts an annual evaluation of its own performance and of the adequacy of its charter, and reports to the Board on the results of these evaluations.

●	The Committee has the sole authority to retain and terminate any search firm to be used to assist in the identification of director candidates, and any compensation consultant to be used to assist in the evaluation of director compensation, including sole authority to approve the search firm’s or compensation consultant’s fees and other retention terms. The Committee also has the authority to obtain advice and assistance from other internal or external advisors.

      The Committee has the authority to delegate any of its responsibilities to subcommittees, as it deems appropriate.

Appendix B

CAMPBELL SOUP COMPANY

Annual Incentive Plan

As amended: November 18, 2004

CAMPBELL SOUP COMPANY

ANNUAL INCENTIVE PLAN

Article		Page

I	Purpose	B-3
II	Definitions	B-3
III	Administration	B-4
IV	Participation	B-4
V	Awards	B-4
VI	Limitations	B-5
VII	Amendment, Suspension or Termination of the Plan in Whole or in Part	B-6
VIII	Change in Control of the Company	B-6
IX	Miscellaneous	B-8

ARTICLE I

PURPOSE

      § 1.1     The purpose of the Plan is to provide annual financial incentives for selected employees of the Campbell Group, thereby promoting the growth and financial success of the Campbell Group by (1) attracting and retaining employees of outstanding ability, (2) strengthening the Campbell Group’s capability to develop, maintain, and direct a competent management team, (3) motivating employees to achieve annual Performance Goals and objectives, and (4) providing incentive compensation opportunities competitive with those of other major corporations.

ARTICLE II

DEFINITIONS

      The following words and phrases, as used in the Plan, shall have these meanings:

      § 2.1     “Board” means the Board of Directors of the Company.

      § 2.2     “Campbell Group” means the Company and all of its Subsidiaries.

      § 2.3     “Cause” except for purposes of Article VIII, means the termination of a Participant’s employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Campbell Group, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Campbell Group, (4) gross negligence in the performance of the Participant’s duties having an adverse effect on the business, operations, assets, properties or financial condition of the Campbell Group, (5) conviction of a crime involving moral turpitude, or (6) entering into competition with the Campbell Group. The determination of whether a Participant’s employment was terminated for Cause shall be made by the Company in its sole discretion.

      § 2.4     “Campbell Stock” means Capital Stock of the Company.

      § 2.5     “Committee” means the Compensation and Organization Committee of the Board or a subcommittee thereof. All members of the Committee shall be “Outside Directors,” as defined or interpreted for purposes of Section 162(m) of the Code, and “Non-Employee Directors,” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

      § 2.6     “Company” means Campbell Soup Company and its successors and assigns.

      § 2.7     “Deferred Compensation Plan” means the Campbell Soup Company Deferred Compensation Plan.

      § 2.8     “Director” means a member of the Board who is not an Eligible Employee.

      § 2.9     “Eligible Employee” means a person who at the end of the fiscal year is a regular full-time salaried employee of the Campbell Group and who, in the opinion of the Committee, is a key employee whose performance can contribute to the successful management of the Campbell Group, including a person whose services terminated before the end of the fiscal year, but not including a person serving only as a director of the Company or a Subsidiary.

      § 2.10     “Extraordinary Items” means (i) extraordinary, unusual and/or non-recurring items of gain or loss, including but not limited to, restructuring or restructuring-related charges, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which are identified in the Company’s audited financial statements or the Company’s annual report to Shareowners.

      § 2.11     “Performance Goals” means the goals established by the Committee pursuant to Article V.

      § 2.12     “Participant” means a person to whom an award of incentive compensation has been made under the Plan.

      § 2.13     “Plan” means the Campbell Soup Company Annual Incentive Plan.

      § 2.14     “President” means the President of the Company.

      § 2.15     “Shareowners” means the Shareowners of the Company.

      § 2.16     “Subsidiary” means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

ARTICLE III

ADMINISTRATION

      § 3.1     The Plan shall be administered by the Committee. The Committee shall have all necessary powers to administer and interpret the Plan, such powers to include the authority to select Eligible Employees to whom awards may be granted under the Plan and to determine the amount of any award of incentive compensation to be granted to any Eligible Employee, except that the amount of any incentive compensation to be granted by the Committee to any Eligible Employee who is also a Director of the Company shall be approved by the Board. A Director shall not participate in a vote approving the amount of the grant to himself or herself. The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its Shareowners and any employee of the Campbell Group.

ARTICLE IV

PARTICIPATION

      § 4.1     Participants in the Plan shall be selected by the Committee from among Eligible Employees based upon such criteria as the Committee may from time to time determine.

ARTICLE V

AWARDS

      § 5.1     Establishment of Performance Goals. Prior to or during the beginning of each fiscal year (but in any event no later than 90 days into a fiscal year) the Committee will establish in writing one or more Performance Goals for the Company. The Performance Goals will be comprised of specified annual levels of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity, or return on capital. In addition, for awards not intended to comply with Section 162(m) of the Internal Revenue Code, the Committee may establish Performance Goals based on other performance criteria as it deems appropriate.

      § 5.2     Establishment of Award Categories. Prior to the close of each fiscal year, the Committee shall:

      (a) be advised by such appropriate officer of the Company as it may request, of the recommended estimated aggregate amount of awards of incentive compensation to be granted under the Plan for such fiscal year; and

      (b) determine whether awards shall be granted under the Plan for the fiscal year and if so, determine, the classes of employees eligible to receive awards of incentive compensation based upon job grade and salary levels and such other procedures for the granting of the awards as the Committee may deem desirable.

      The class of employees determined to be eligible for awards shall not be subject to change after the close of the fiscal year.

      § 5.3     Establishment of Award Amounts. After the close of the fiscal year, the Committee may fix a maximum aggregate dollar amount which may be granted for awards for that fiscal year. The amounts of awards to be granted with respect to particular employees within the eligible classes may be determined after the close of the fiscal year under procedures established by the Committee.

      § 5.4     Grant of Awards. The Committee shall, in granting awards to particular Eligible Employees for any fiscal year, take into consideration (a) the performance of the Company or the organizational unit of the Eligible Employee based upon attainment of Performance Goals and (b) as between Participants, the contribution of the Participant during the fiscal year to the success of the Company, including the Participant’s (i) position and level of responsibility, (ii) business unit, division or department achievements, and (iii) management assessment of individual performance. No award or awards may be granted to any Participant for the same fiscal year that exceeds in the aggregate $5 million. The Committee shall have no discretion to increase such awards.

      § 5.5     Committee Discretion. The Committee shall have complete discretion with respect to the determination of the Eligible Employees to whom awards of incentive compensation shall be granted and the granting of such awards, except that the amount of any incentive compensation to be granted by the Committee to any Eligible Employee who is also a Director of the Company shall be approved by the Board in accordance with Article III.

      § 5.6     Limitation on Awards. Notwithstanding any other provision of the Plan, the Committee may not grant any award for any fiscal year, prior to a Change in Control (as hereinafter defined), in which no cash dividend shall have been paid on Campbell Stock.

      § 5.7     Payment of Awards. Incentive compensation awards made pursuant to Article V shall be paid entirely in cash as soon as possible after grant approval, unless the Participant is eligible for and has elected to defer receipt of a portion or all of such award in accordance with the terms of the Deferred Compensation Plan or unless the Committee, in its discretion, approves the conversion of the award into stock options, restricted stock or unrestricted stock pursuant to the Company’s long-term incentive plan.

      § 5.8     Section 162(m) Participants. Notwithstanding the foregoing, within the first 90 days of a fiscal year, the Committee will establish in writing the maximum amount to be paid under an award to an Eligible Employee who is or may be a “covered employee” within the meaning of Section 162 (m) of the Internal Revenue Code if one or more Performance Goals for the fiscal year are achieved. No amount shall be paid to a covered employee pursuant to an award unless and until the Committee has certified in writing that the applicable Performance Goals and any other material terms under such award (other than in cases where such relate solely to the increase in the value of Campbell Stock) have been satisfied. The Committee will disregard or offset the effect of any Extraordinary Items in determining the attainment of Performance Goals for this purpose. At any time, the Committee may reduce (but not increase) the amount payable under an award to a covered employee upon attainment of Performance Goals on the basis of such further considerations as the Committee in its sole discretion shall determine.

ARTICLE VI

LIMITATIONS

      § 6.1     Rights Not Absolute. No person shall at any time have any right to be granted an award hereunder for any fiscal year, and no person shall have authority to enter into an agreement committing the Company to make or pay an award, nor shall any person have authority to make any representation or warranty on behalf of the Company with respect thereto.

      § 6.2     Participants Rights Limited to Plan. Participants receiving awards shall have no rights to such awards except as set forth in this Plan.

      § 6.3     No Right to Continued Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Campbell Group.

ARTICLE VII

AMENDMENT, SUSPENSION OR TERMINATION OF

THE PLAN IN WHOLE OR IN PART

      § 7.1     The Board may amend, suspend or terminate the Plan in whole or in part; but it may not affect adversely rights or obligations with respect to awards previously made. The Plan may be altered, changed or repealed by the Shareowners; but such action shall not affect adversely rights or obligations with respect to awards previously made.

ARTICLE VIII

CHANGE IN CONTROL OF THE COMPANY

      § 8.1     Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article VIII shall govern and supersede any inconsistent terms or provisions of the Plan.

      § 8.2     Definitions of “Change in Control” and “Cause.” For purposes of the Plan “Change in Control” shall mean any of the following events:

      (a) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that for purposes of this Section 8.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

      (b) The individuals who, as of September 28, 2000, are members of the Board (the “Incumbent Board”), cease for any reason to constitute more than fifty percent of the Board; provided, however, that if the election, or nomination for election by the Company’s Shareowners, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

      (c) Approval by Shareowners of the Company of (1) a merger or consolidation involving the Company if the Shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

      (d) Acceptance of Shareowners of the Company of shares in a share exchange if the Shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any “Grandfathered Dorrance Family Shareowner” (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Shareowner but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the “Standstill Agreement”) and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, “Grandfathered Dorrance Family Shareowner” shall mean at any time a “Dorrance Family Shareowner” (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Shareowner, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Shareowners at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Shareowner by any “Dorrance Grandchild” (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A “Dorrance Family Shareowner” who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Shareowner at the time in question. For purposes of this Section, “Dorrance Family Shareowners” shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A “Dorrance Grandchild” means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild’s descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild’s descendants.

      Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      Notwithstanding anything contained in this Plan to the contrary, if a Participant’s employment is terminated by the Company without Cause within one year prior to a Change in Control and such termination (1) was at the request of a third party who effectuates a Change in Control or (2) otherwise occurred in connection with or in anticipation of, a Change in Control, then for purposes of this Article VIII only, the date of a Change in Control shall mean the date immediately prior to the date of such Participant’s termination of employment.

      “Cause.” For purposes of this Article VIII only, the term “Cause” shall mean the termination of a Participant’s employment by reason of his or her (a) conviction of a felony or (b) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Campbell Group, monetarily or otherwise. No act, nor failure to act, on the Employee’s part, shall be considered “willful” unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Campbell Group.

      § 8.3     Change in Control Award. During any fiscal year in which a Change in Control occurs (“Change in Control Year”) each Eligible Employee who is a Participant on the date immediately prior to the Change in Control (a) whose employment with his or her employer is terminated prior to the end of the Change in Control Year for any reason (other than by his or her employer for Cause) or (b) who is in the employ of the Company or any Subsidiary on the last day of the Change in Control Year, shall be entitled to receive, in either case, within thirty (30) days thereafter, a cash payment equal to the greater of (x) his or her target award for the Change in Control Year or (y) the average of the awards paid or payable under the Plan for the two most recent fiscal years ended prior to the Change in Control Year (the “Award”); provided, however, that the amount of the Award to be paid to each Participant as provided in clause (a) above shall be multiplied by a fraction, the numerator of which shall be the number of calendar days from and including the first day of the Change in Control Year through and including the date the Participant’s employment is terminated and the denominator of which shall be 365; provided, further, however, that the Award to be paid to any Participant who is a party to an individual severance agreement shall be reduced by the amount of the “Pro Rata Bonus” (as defined in the severance agreement) that such Participant receives under the severance agreement.

      § 8.4     Continuation of the Plan. For a period of two (2) years following a Change in Control, the Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting any Eligible Employee’s right to participate in the Plan), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of participation or reward opportunities of any Participant; provided, however, that the Plan shall be amended as necessary to make appropriate adjustments for (a) any negative effect that the costs and expenses incurred by the Company and its Subsidiaries in connection with the Change in Control may have on the benefits payable under the Plan and (b) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure, capitalization and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

      § 8.5     Amendment or Termination. This Article VIII shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participants under the Plan.

      § 8.6     Amendment or Termination prior to a Change in Control. Any amendment or termination of the Plan prior to a Change in Control which (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

ARTICLE IX

MISCELLANEOUS

      § 9.1     Non-alienation. No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.

      § 9.2     Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey to the extent not preempted by federal law.

      § 9.3     Incapacity. If the Committee, in its sole discretion, deems a Participant who is eligible to receive any payment hereunder to be incompetent to receive the same due to age, illness or any infirmity or incapacity of any kind, the Committee may direct the employer to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Committee to disburse the same for the benefit of the Participant. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the employer, the Committee and the Plan to the person for whose benefit the payments are made.

      § 9.4     Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

DIRECTIONS AND MAP

Wyndham Reading Hotel
100 North Fifth Street
Reading, Pennsylvania 19601

Directions:

At Penn Street Exit — Turn Left onto 5th Street, turn left onto Washington Street and right into Wyndham Reading parking garage.

From New York: Route 78 West to Exit 29 to Route 61 South to Route 222 South. Exit at Route 422 East to the Penn Street exit.

From Philadelphia: Route 76 West (Schuylkill Expressway), which becomes the Pennsylvania Turnpike. Go West on the Pennsylvania Turnpike to Exit 298 (Morgantown) Route 176 North to Route 422 West (Reading). Follow directions above at Penn Street Exit.

From Washington and Baltimore: Interstate 83 North to York. Take Route 30 East (Lancaster) to Route 222 North continue across Bingaman Street Bridge onto Business Route 222. Follow directions above at Penn Street Exit.

From Harrisburg, Pittsburgh or Ohio: Pennsylvania Turnpike East to Exit 286 (Reading). Take Route 222 North continue across Bingaman Street Bridge onto Business Route 222. Follow directions above at Penn Street Exit.

Directions to Wyndham Reading
100 North Fifth Street
Reading, Pennsylvania 19601

Directions:

At Penn Street Exit – Turn left onto 5th Street, turn left onto Washington Street and right into Wyndham Reading parking garage.

From New York: Route 78 West to Exit 29 to Route 61 South to Route 222 South. Exit at Route 422 East, the Penn Street exit.

From Philadelphia: Route 76 West (Schuylkill Expressway), which becomes the Pennsylvania Turnpike. Go West on the Pennsylvania Turnpike to Exit 298 (Morgantown) Route 176 North to Route 422 West (Reading). Follow directions above at Penn Street Exit.

From Washington and Baltimore: Interstate 83 North to New York. Take Route 30 East (Lancaster) to Route 222 North continue across Bingaman Street Bridge onto Business Route 222. Follow directions above at Penn Street Exit.

From Harrisburg, Pittsburgh or Ohio: Pennsylvania Turnpike East to Exit 286 (Reading). Take Route 222 North continue across Bingaman Street Bridge onto Business Route 222. Follow directions above at Penn Street Exit.

FOLD AND DETACH HERE

Campbell Soup Company

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting on November 18, 2004

P
R
O
X
Y

The undersigned hereby appoints Douglas R. Conant, or, in his absence, Ellen O. Kaden or, in the absence of both of them, John J. Furey, and each or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Shareowners of Campbell Soup Company to be held at Wyndham Reading, 100 North Fifth Street, Reading, Pennsylvania 19601, at 3:00 p.m., Eastern Time, and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in one of the Campbell Soup Company Savings and 401(k) Plans or in the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan (any of such plans, a “Savings Plan”), then the undersigned hereby directs the respective trustee of the applicable Savings Plan to vote all shares of Campbell Soup Company Stock in the undersigned’s Savings Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.

1.     ELECTION OF DIRECTORS

Nominees: 01) John F. Brock, 02) Edmund M. Carpenter, 03) Paul R. Charron, 04) Douglas R. Conant, 05) Bennett Dorrance, 06) Kent B. Foster, 07) Harvey Golub, 08) Randall W. Larrimore, 09) Philip E. Lippincott, 10) Mary Alice D. Malone, 11) David C. Patterson, 12) Charles R. Perrin, 13) Donald M. Stewart, 14) George Strawbridge, Jr., 15) Les C. Vinney and 16) Charlotte C. Weber. Directors recommend a vote FOR

(Change of Address/Comments)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

To vote in accordance with the Board of Directors’ recommendations just sign the reverse side; no boxes need to be marked.

If you do not vote by phone or over the Internet, please return proxy card promptly using the enclosed envelope.

Campbell Soup Company

C/O Equiserve Trust Company, N.A.	Annual Meeting of Shareowners
P.O. Box 8655	Thursday, November 18, 2004 — 3:00 p.m., Eastern Time
Edison, N.J. 08818-8655	Wyndham Reading — 100 North Fifth Street
Reading, Pennsylvania 19601

Campbell Soup Company encourages you to take advantage of two cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 midnight New York time on November 17, 2004.

Your telephone or Internet vote authorizes the proxies named on the reverse side of the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/cpb	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683) or dial 201-536-8073 from other countries

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

☒	Please mark your votes as this example.

Your shares will be voted as recommended by the Board of Directors (or, in the case of shares held in a Savings Plan, will be voted at the discretion of the trustee) unless you otherwise indicate in which case they will be voted as marked.

The Board recommends a vote FOR Items 1, 2 and 3.

1.	Election of Directors (see reverse)

			FOR	WITHHELD
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
FOR, except vote withheld from the above nominee(s) – list numbers:

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Auditors	☐	☐	☐
3.	Re-approval of the Annual Incentive Plan	☐	☐	☐
MARK THIS BOX TO OBTAIN A TICKET OF ADMISSION TO THE MEETING.				☐
CHANGE OF ADDRESS: MARK THIS BOX AND SEE THE REVERSE SIDE				☐
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: